UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a party other than the Registrant ☐
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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12
ZimVie Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ZimVie

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

VISION An innovative tooth replacement company focused on creating great customer experiences through practice workflow improvements and outstanding clinical outcomes

MISSION Advancing clinical technology foundational to restoring daily life

CORE VALUES

CURIOSITY We seek to understand first, then pursue innovations aimed at providing solutions for our organization, customers, and the patients we serve.	AUTHENTICITY We are honest and transparent in how we communicate with our team members, healthcare professionals, and the patients they serve.	ACCOUNTABILITY We are tireless and consistent in our innovation, our service, and our commitment to patients, healthcare professionals, and each other.	GROWTH MINDSET We seek opportunity, are energized by taking risks, and embrace challenges that drive our personal and professional growth.

CAUTIONARY NOTE REGARDING

FORWARD-LOOKING STATEMENTS

The statements included in this proxy statement, including in the “Letter to Our Shareholders” and in the section titled “Executive Compensation – Compensation Discussion and Analysis – Executive Summary,” regarding future financial performance, results of operations, expectations, plans, strategies, goals, priorities and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based upon current beliefs, expectations and assumptions and are subject to significant risks, uncertainties and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks, uncertainties and changes in circumstances that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Annual Report”). Readers of this proxy statement are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LETTER TO OUR SHAREHOLDERS

ZimVie Inc.

4555 Riverside Drive

Palm Beach Gardens, Florida 33410

www.zimvie.com

March 25, 2025

Valued Shareholders:

On behalf of the Board of Directors, I invite you to join us for the 2025 annual meeting of shareholders of ZimVie Inc. to be held at 8 a.m. Central Time on Wednesday, May 7, 2025 at the Grand Hyatt DFW, 2337 S. International Parkway, Dallas, Texas 75261.

2024 marked a significant transformation for ZimVie by completing the sale of our Spine business to become a pure-play Dental company. We refocused our organization, delivered new innovations, and refined our operations to improve our financial health and deliver value for you, the dental industry, and the communities we serve.

The accompanying Notice of Annual Meeting of Shareholders and proxy statement describe the matters to be acted upon at our 2025 annual meeting. We are sending many of our shareholders a notice regarding the availability of this proxy statement, our 2024 Annual Report, and other proxy materials via the Internet. This electronic process gives you fast, convenient access to the materials, minimizes the impact on the environment, and reduces our printing and mailing costs. A paper copy of these materials can be requested using one of the methods described in the materials.

Your vote is important. Whether or not you plan to join us in person, please take the time to vote so that your shares will be represented and voted at the meeting. You may vote by proxy online or by telephone, by completing and mailing the enclosed proxy card in the return envelope provided, or in person at the meeting.

On behalf of the entire ZimVie team, we are grateful for your support and confidence in our vision for the future of implant dentistry. We look forward to your continued partnership as we build on our progress and pursue new opportunities for growth.

Sincerely,

Vafa Jamali
President, Chief Executive Officer and Director

i		NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
	i	Voting

1-4		PROXY STATEMENT SUMMARY
	1	Voting Matters and Board Recommendations

	4	Shareholder Engagement

5-21		CORPORATE GOVERNANCE
	5	Proposal 1 — Election of Class III Director

	6	Director Nominee and Continuing Directors

	9	Our Board of Directors and Corporate Governance Framework

	9	Director Criteria, Qualifications and Experience

	10	Board Leadership Structure

	11	Board’s Role in Risk Oversight

	11	Policies on Corporate Governance

	12	Limit on Other Directorships

	12	Board Self-Evaluation Process

	12	Director Independence

	13	Majority Vote Standard for Election of Directors

	13	Nominations for Directors

	13	Communications with Directors

	14	Board Meetings, Attendance, and Executive Sessions

	14	Stock Trading Policy

	15	Committees of the Board

	19	Compensation of Non-Employee Directors

22-24		AUDIT COMMITTEE MATTERS
	22	Proposal 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

	22	Responsibilities of the Audit Committee

	23	Activities of the Audit Committee in 2024

	23	Audit Committee Pre-Approval of Services of Independent Registered Public Accounting Firm

	24	Audit and Non-Audit Fees

	24	Audit Committee Report

25-58		EXECUTIVE COMPENSATION
	25	Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation

	26	Compensation Discussion and Analysis

	26	Executive Summary

	28	Key Executive Compensation Program Practices

	29	Compensation Philosophy and Elements

	31	Compensation Mix

	31	Base Salary

	32	Cash Incentives

	35	Equity Incentives

	36	Other Compensation

	38	The Committee’s Processes and Analyses

	40	Governance Features of Our Executive Compensation Program

	42	Compensation Committee Report

	43	2024 Summary Compensation Table

	45	Grants of Plan-Based Awards in 2024

	46	Outstanding Equity Awards at 2024 Fiscal Year-End

	47	Option Exercises and Stock Vested in 2024

	48	Nonqualified Deferred Compensation in 2024

	49	Potential Payments upon Termination of Employment

	51	Change in Control Severance Arrangements

	52	Executive Severance Plan

	52	Confidentiality, Non-Competition and Non-Solicitation Agreements

	53	Pay Versus Performance

	56	2024 CEO Pay Ratio

	58	Equity Compensation Plan Information

59-60		OWNERSHIP OF OUR STOCK
	59	Security Ownership of Directors and Executive Officers

	60	Security Ownership of Certain Beneficial Owners

61-65		ADDITIONAL INFORMATION
	61	Questions and Answers about the Annual Meeting and Voting

	65	Delinquent Section 16(a) Reports

	65	Other Matters

	65	Annual Report and Form 10-K

	65	Incorporation by Reference

A1-A2	A-1	Appendix A — Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

ZIMVIE INC.

4555 Riverside Drive

Palm Beach Gardens, Florida 33410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF ZIMVIE INC.

To Be Held May 7, 2025

TIME AND DATE

8:00 a.m. Central Time on Wednesday, May 7, 2025

PLACE

Grand Hyatt DFW

2337 S. International Parkway

Dallas, Texas 75261

ITEMS OF BUSINESS

●	Elect one Class III director to serve until the 2026 annual meeting of shareholders
●	Ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2025
●	Approve, on a non-binding advisory basis, named executive officer compensation (“Say on Pay”)
●	Transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof

RECORD DATE

March 10, 2025

By Order of the Board of Directors

Heather Kidwell

Senior Vice President, Chief Legal, Compliance and

Human Resources Officer and Corporate Secretary

March 25, 2025

VOTING Your Vote Is Important. Even if you plan to attend the annual meeting, we urge you to review the proxy statement and vote your shares as soon as possible.
VOTE IN ADVANCE OF THE MEETING:

INTERNET	Visit www.proxyvote.com

TELEPHONE	Call 1-800-690-6903

MAIL	Mark, sign, date and promptly mail your proxy card or voting instruction form

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May7, 2025:

This Notice of Annual Meeting, the proxy statement and the 2024 Annual Report are available at www.proxyvote.com.

i

PROXY STATEMENT SUMMARY

Zimvie Inc. is providing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our 2025 annual meeting of shareholders to be held on May 7, 2025. The Notice of Annual Meeting of Shareholders and related proxy materials, or a Notice of Internet Availability, were first sent to shareholders on or about March 25, 2025. This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and we urge you to read the entire proxy statement, as well as our 2024 Annual Report, before voting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

	Voting Matter	Board Vote Recommendation	See Page
Proposal 1	Election of director	✓ FOR the Nominee	5
Proposal 2	Ratification of the appointment of PwC as our independent registered public accounting firm for 2025	✓ FOR	22
Proposal 3	Advisory vote to approve named executive officer compensation	✓ FOR	25

PROXY STATEMENT SUMMARY

Proposal 1 – Election of Class III Director

Our Board recommends a vote FOR the nominee

Our Continuing Directors and Director Nominee

The following table provides summary information about each director nominee and continuing director. Our classified Board has a sunset provision; beginning in 2026, all directors will be elected for one-year terms.

Name Principal Occupation	Age	Director Since	Independent	Other Public Boards	Committee Memberships
					Audit	Compensation	Corporate Governance	Quality, Regulatory & Technology

Class III Director Nominee

Vafa Jamali President and Chief Executive Officer, ZimVie	55	2021		–

Class II Directors – Terms Expiring in 2026

Sally Crawford Former Chief Operating Officer, Healthsource, Inc.	71	2022	✓	–	✓	Chair	✓	✓

Karen Matusinec Former Senior Vice President, Treasurer, McDonald’s Corporation	58	2022	✓	–	Chair	✓	✓	✓

Class I Directors – Terms Expiring in 2026

Vinit Asar Executive Chairman of the Board, Hanger, Inc.(1)	59	2022	✓	1	✓	✓	✓	Chair

Richard Kuntz, M.D., M.Sc. Former Senior Vice President, Chief Medical and Scientific Officer, Medtronic plc	67	2022	✓	3	✓	✓	✓	✓

(1)	Mr. Asar’s term as Executive Chairman of the Board of Hangar, Inc. will end on May 1, 2025.

PROXY STATEMENT SUMMARY

Corporate Governance Strengths

Board Composition

Diverse Board with effective mix of skills, experiences, and perspectives

Effective annual Board and Board committee evaluation process

Majority voting and director resignation policy in uncontested director elections

Board Structure and Independence

100% independent directors, except CEO

Independent Chair of the Board until May 7, 2025, then Lead Independent Director

100% independent Board committees

Independent directors regularly meet without management present

Robust Code of Business Conduct and Ethics applicable to directors, officers, and other team members

Board Oversight and Stock Ownership

Robust succession planning and risk oversight

Rigorous stock ownership guidelines for directors and executives

Directors and executives prohibited from hedging and pledging our stock

Independent director equity-based compensation not paid out until cessation of service

Shareholder Rights and Accountability

Sunset provision on classified Board; beginning in 2026, all directors will be elected for one-year terms

Single class voting structure (one share, one vote)

X	No supermajority voting requirements

X	No poison pill

Proposal 2 – Ratification of the Appointment of PwC
Our Board recommends a vote FOR this proposal

●	PwC’s report contained in our 2024 Annual Report is unqualified
●	Audit and audit-related fees represent approximately 89% of total fees paid to PwC for 2024

PROXY STATEMENT SUMMARY

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

Our Board recommends a vote FOR this proposal

Executive Compensation Objectives and Practices

	What We Do	What We Don’t Do

Competitive Compensation Program

  Significant portion of target annual compensation is delivered in the form of variable compensation tied to performance

  Reinforce and reward behaviors that support our business objectives

  Use of an independent compensation consultant reporting directly to the Compensation Committee

X No individual employment agreements with our executive officers

Pay for Performance	Align executive compensation with the execution of our business strategy and the creation of long-term shareholder value	X While we emphasize “at risk” pay tied to performance, our program does not encourage excessive risk-taking by management X No guaranteed incentive awards for executive officers

Strong Compensation Policies

  Robust share retention and ownership guidelines

  “Double-trigger” change in control severance agreements; our unvested equity compensation awards also have a double-trigger accelerated vesting provision

  Clawback policy tied to financial restatements

  Non-competition agreement required for equity award eligibility

  Annual say-on-pay vote

X   No discounting, reloading or repricing of equity awards without shareholder approval

X   Prohibition on executives pledging ZimVie shares or hedging against the economic risk of ownership

X   No excise tax “gross-ups” in our change in control severance agreements

X   Limited executive perquisites

SHAREHOLDER ENGAGEMENT

We welcome and have active engagement with our shareholders, and we regularly share the perspectives of our shareholders with our Board. Our senior management holds quarterly conference calls with investors and analysts to discuss and answer questions concerning our business and financial results. In 2024, we were able to speak with dozens of current and prospective investors through our participation in investor conferences and many one-on-one meetings held virtually or in person. We also seek to engage with shareholders and analysts through our website, other virtual meetings and calls, and the use of various media to convey key investment messages. Shareholders may communicate directly with our Board via the procedures described under “Communications with Directors” on page 13.

CORPORATE GOVERNANCE

At ZimVie, the way we conduct our business is critically important. We are committed to effective corporate governance, adhere to the highest ethical standards, and act as a responsible member of our communities.

Our business is managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies and for our overall performance.

Proposal 1 – Election of Class III Director

Our amended and restated certificate of incorporation provides that, until the annual shareholder meeting to be held in 2026, our Board of Directors will be divided into three classes, as nearly equal in number as possible. Commencing with the 2026 annual meeting of shareholders, all directors will be elected annually and for a term of office to expire at the next annual meeting of shareholders, and our Board of Directors will thereafter no longer be divided into three classes.

The directors designated as Class I and Class II directors have terms expiring at the 2026 annual meeting of shareholders. Vafa Jamali, a Class III director, has a term expiring at the 2025 annual meeting. Based upon the recommendation of the Corporate Governance Committee, the Board has nominated Mr. Jamali for election at the 2025 annual meeting for a one-year term, to hold office until the 2026 annual meeting and the election of his successor. Mr. Jamali is currently serving as our President, Chief Executive Officer, and director. He has agreed to be named in this proxy statement and to serve, if elected. Mr. Jamali is expected to attend the 2025 annual meeting of shareholders.

David King, the other current director designated as a Class III director and our non-executive Chair since our spinoff from Zimmer Biomet in 2022 (the “spinoff”), whose term expires at the annual meeting, notified the Board in March 2025 of his intention not to stand for reelection to the Board upon the expiration of his term at the annual meeting. The Board wishes to express its sincere gratitude to Mr. King for his contributions and service to ZimVie and our shareholders. The Board has taken action to reduce its size to five members, and to reduce the size of Class III to one, upon the expiration of Mr. King’s term.

Proxies cannot be voted for a greater number of persons than one, which is the number of nominees named in this proxy statement.

Unless otherwise instructed, the persons named as proxies will vote all proxies received for the election of the nominee.

We provide below biographical information for the director nominee and each continuing director, including key experience, qualifications, and skills.

Our Board recommends a vote FOR the Class III nominee for director.

CORPORATE GOVERNANCE

DIRECTOR NOMINEE AND CONTINUING DIRECTORS

CLASS III NOMINEE FOR DIRECTOR

Vafa Jamali

Age 55 Director Since 2021

Mr. Jamali was appointed Chief Executive Officer (“CEO”) of ZimVie in February 2021. He was further appointed President of ZimVie in December 2021. Previously, Mr. Jamali served as the Chief Commercial Officer of Rockley Photonics, where he led commercial strategic planning for the early-stage company from October 2020 until joining ZimVie. Prior to that, Mr. Jamali served as Senior Vice President and President, Respiratory, Gastrointestinal and Informatics (“RGI”) of Medtronic plc from May 2017 until October 2020. Before leading the RGI business, he served as Senior Vice President and President, Early Technologies of Medtronic plc from January 2016 until May 2017 and prior to that he served as Vice President and General Manager, GI Solutions of Medtronic plc from January 2015 until January 2016. Before joining Medtronic, Mr. Jamali held leadership positions with Covidien plc, Cardinal Health, Inc. and Baxter International Inc. Mr. Jamali received his Bachelor of Commerce degree with distinction from the University of Alberta in Edmonton, Canada, and has completed a number of executive leadership programs, including the Harvard Executive Leadership Program in 2020.

Skills and Qualifications

Mr. Jamali’s service as our President and CEO and his past service in leadership positions with Medtronic, Covidien, Cardinal Health, and Baxter International have given him extensive experience in the medical device industry leading, growing and transforming highly regulated global enterprises. Mr. Jamali has significant experience in financial management, strategic planning, mergers and acquisitions, business integration, and enterprise risk management. His knowledge and understanding of the medical device industry in general, and our global business in particular, enable him to provide crucial insight to our Board into strategic, management, and operational matters. Mr. Jamali provides an essential link between management and the Board on management’s business perspectives.

CORPORATE GOVERNANCE

CONTINUING CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2026

Vinit Asar

Age 59 Director Since 2022 Board Committees ● Audit ● Compensation ● Corporate Governance ● Quality, Regulatory and Technology (Chair)

Mr. Asar has served as Executive Chairman of the Board of Hanger, Inc. since May 2023 and has been a member of Hanger’s Board of Directors since May 2012.(1) He served as Hanger’s President and Chief Executive Officer from May 2012 to May 2023. Hanger was publicly traded (NYSE: HNGR) until its acquisition by a health care investment firm in October 2022. Previously, Mr. Asar served as Hanger’s President and Chief Operating Officer from September 2011 to May 2012, and as Hanger’s Executive Vice President and Chief Growth Officer from December 2008 to September 2011. Mr. Asar joined Hanger from the Medical Device & Diagnostic sector at Johnson & Johnson (NYSE: JNJ), having worked at the Ethicon, Ethicon Endo Surgery, Cordis, and Biosense Webster franchises. During his 18-year career at Johnson & Johnson, Mr. Asar held various roles of increasing responsibility in Finance, Product Development, Manufacturing, and Marketing and Sales in the U.S. and in Europe. Mr. Asar holds a Bachelor of Science in Business Administration from Aquinas College and a Master of Business Administration from Lehigh University.

(1) Mr. Asar’s term as Executive Chairman of the Board of Hangar will end on May 1, 2025.

Other Public Board Memberships

●   Veradigm Inc.

●   Hanger, Inc. (until its acquisition by a health care investment firm in    October 2022)

Skills and Qualifications

Mr. Asar brings to the Board of Directors executive and public company experience as well as significant experience in the healthcare products and services industry.

Richard Kuntz, M.D., M.Sc.

Age 67 Director Since 2022 Board Committees ● Audit ● Compensation ● Corporate Governance ● Quality, Regulatory and Technology

Dr. Kuntz served as Senior Vice President, Chief Medical and Scientific Officer of Medtronic plc (NYSE: MDT) from August 2009 to April 2022. In that role, Dr. Kuntz was responsible for medical affairs, health policy and reimbursement, clinical research activities, and corporate technology. Prior to that, he served as Senior Vice President and President, Neuromodulation of Medtronic from October 2005 to August 2009. Before joining Medtronic, Dr. Kuntz was an interventional cardiologist and Chief of the Division of Clinical Biometrics at Brigham and Women’s Hospital and Associate Professor of Medicine and Chief Scientific Officer of the Harvard Clinical Research Institute. Dr. Kuntz served as a member of the Board of Governors of PCORI (Patient-Centered Outcomes Research Institute) from 2010 to 2018. Dr. Kuntz graduated from Miami University and received his medical degree from Case Western Reserve University School of Medicine. He completed his residency and chief residency in internal medicine at the University of Texas Southwestern Medical School, and then completed fellowships in cardiovascular diseases and interventional cardiology at the Beth Israel Hospital and Harvard Medical School, Boston. Dr. Kuntz received his Master of Science in biostatistics from the Harvard School of Public Health.

Other Public Board Memberships

●   DiaMedica Therapeutics Inc.

●   Identiv, Inc.

●   Bactiguard Holding AB

●   Past director of Rockley Photonics Holdings Limited (until March 2023)

Skills and Qualifications

Dr. Kuntz brings to the Board of Directors expertise in medicine and medical devices, including clinical trials, biostatistics and evidence development, as well as executive leadership, business development and mergers and acquisitions experience.

CORPORATE GOVERNANCE

CONTINUING CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2026

Sally Crawford

Age 71 Director Since 2022 Board Committees ● Audit ● Compensation (Chair) ● Corporate Governance ● Quality, Regulatory and Technology

Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization, from its founding in 1985 until 1997. During her tenure at Healthsource, she led the development of its operating systems and marketing strategies and supported strategic alliances with physicians, hospitals, insurers, and other healthcare companies. Since 1997, Ms. Crawford has been a healthcare consultant. Ms. Crawford earned a Bachelor of Arts from Smith College and a Master of Science from Boston University.

Other Public Board Memberships

●   Past director of Hologic, Inc. (until February 2025)

●   Past director of Abcam PLC (until its acquisition by Danaher in December 2023)

●   Past director of Insulet Corporation (until December 2021)

Skills and Qualifications

Ms. Crawford brings to the Board of Directors governance experience, operational experience and a detailed understanding of the healthcare and managed care industries that are relevant to our business.

Karen Matusinec

Age 58 Director Since 2022 Board Committees ● Audit (Chair) ● Compensation ● Corporate Governance ● Quality, Regulatory and Technology

Ms. Matusinec served as Senior Vice President, Treasurer of McDonald’s Corporation (NYSE: MCD) from October 2011 until July 2021. In that role, she had responsibility for McDonald’s global Treasury, Tax, Insurance, and Global Business Services functions. Ms. Matusinec joined McDonald’s in October 2003 and held roles with increasing responsibility before being appointed McDonald’s Vice President, Corporate Tax and serving in that role from September 2006 to September 2011. Before joining McDonald’s, she served as a tax consultant and tax auditor with Arthur Andersen and Deloitte, specializing in international tax planning, consulting, and tax accounting for large multinational companies. She began her career in corporate tax in the financial services industry with Bank One and Northwestern National Insurance Company. She earned a bachelor’s degree in accounting from University of Wisconsin-Milwaukee and a master’s degree in taxation from DePaul University. Ms. Matusinec holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University Software Engineering Institute.

Skills and Qualifications

Ms. Matusinec brings to the Board of Directors significant financial expertise, senior leadership experience, a global perspective, and extensive experience in finance, capital markets, and enterprise risk management.

CORPORATE GOVERNANCE

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE FRAMEWORK

DIRECTOR CRITERIA, QUALIFICATIONS AND EXPERIENCE

We are a global life sciences leader in the dental market. We work to improve smiles, function, and confidence in daily life by offering comprehensive tooth replacement solutions, including trusted dental implants, biomaterials, and digital workflow solutions. As a worldwide leader in this space, we are committed to advancing clinical science and technology foundational to restoring daily life.

Our Board and Corporate Governance Committee have taken a thoughtful approach to Board composition to ensure that our continuing directors and director nominee have backgrounds that collectively add significant value to the strategic decisions made by the company. The Corporate Governance Committee is responsible for reviewing and assessing with the Board, on an annual basis, the experience, qualifications, attributes, and skills sought of Board members in the context of our business and the then-current membership of the Board. The director skills matrix below identifies some of the key skills and experiences the Board has identified as being important to its responsibilities and reflects how the directors, individually and in the aggregate, reflect these skills.

ZimVie Continuing Directors and Director Nominee
Skills and Experience	Asar	Crawford	Jamali	Kuntz	Matusinec
Cybersecurity Oversight					✓
Finance / Accounting / Financial Reporting / Capital Markets	✓		✓		✓
Global / International Experience	✓		✓	✓	✓
Government / Legal / Regulatory Experience			✓	✓	✓
Human Capital Experience	✓	✓
Investor Relations Experience	✓	✓	✓		✓
M&A / Business Development / Strategic Planning Experience	✓	✓	✓	✓	✓
Medical Technology / Healthcare Industry Experience	✓	✓	✓	✓
Operations Experience	✓	✓	✓
Other Public Company Board Experience	✓	✓		✓
R&D / Science / Innovation / Technology Experience	✓		✓	✓
Reimbursement / Health Economics Experience		✓	✓	✓
Risk Management Experience		✓			✓
Sales / Marketing / Brand Management Experience	✓	✓	✓
Supply Chain / Logistics Experience			✓

A check mark indicates a specific area of focus or expertise that the director brings to our Board. The matrix above does not encompass all of the knowledge, skills, and experience of our directors, and the fact that a particular knowledge, skill, or experience is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area.

In evaluating director candidates and considering incumbent directors for nomination to the Board, the Corporate Governance Committee considers a variety of factors. These include each candidate’s business and professional experience, skills, qualifications, character and integrity, reputation for working constructively in a collegial environment and availability to devote sufficient time to Board matters. Diversity of background and diversity of gender, race, ethnicity, national origin, and age are also relevant factors in the selection process. The Corporate Governance Committee also considers whether a candidate can meet the independence standards for directors and members of key

CORPORATE GOVERNANCE

committees under the rules of Nasdaq and the Securities and Exchange Commission (the “SEC”). With respect to incumbent directors, the committee considers the director’s past performance on the Board and contributions to the committees on which he or she serves.

While the Board has not formally adopted a policy regarding director diversity, the Corporate Governance Committee actively considers diversity in director recruitment and nomination. In connection with new director searches, the Board expects to utilize a process that requires the final pool of candidates to include potential directors who will increase the Board’s ethnic and/or gender diversity. The Board believes that the diversity of the current Board members, including as to gender, race, ethnicity, national origin, international work experience and age, provides significant benefits to the Board and to ZimVie.

BOARD LEADERSHIP STRUCTURE

One of the key responsibilities of the Board is to have a leadership structure that allows it to provide effective oversight of management and maximize the contributions of its members. Our Board believes that it is important that it retain flexibility to make the determination as to whether the interests of the company and our shareholders are best served by having the same individual serve as both CEO and Chair or whether the roles should be separated based on the circumstances at any given time, and our Corporate Governance Guidelines and amended and restated bylaws provide this flexibility. Under our Corporate Governance Guidelines, the Board will appoint a Lead Independent Director when the CEO and Chair roles are combined.

David King, our non-executive Chair since the spinoff, notified the Board in March 2025 of his intention not to stand for reelection to the Board upon the expiration of his term at the annual meeting. In light of Mr. King’s decision, our Corporate Governance Committee and Board of Directors reassessed the Board’s leadership structure. Our Board, upon the recommendation of the Corporate Governance Committee, determined that the company and our shareholders will be best served by Mr. Jamali assuming the role of Chair and Mr. Asar serving as Lead Independent Director effective as of May 7, 2025, the day of the annual meeting. The decision to combine the roles of Chair and CEO reflect the Board’s strong belief that Mr. Jamali has, in the three years since the spinoff, demonstrated the leadership and vision necessary to lead the Board and the company. The Board believes that this leadership structure will promote efficient Board functioning, foster a constructive and cooperative relationship between the Board and management, and reinforce Mr. Jamali’s overall responsibility for the company’s business and strategy, under the oversight and subject to the review of the Board.

The Board also recognizes the importance of having a strong independent Board leadership structure to ensure accountability. Accordingly, our Corporate Governance Guidelines provide that if the Chair is not an independent director, then the Board will appoint a Lead Independent Director. The Board believes that a Lead Independent Director is an integral part of a governance structure that promotes strong, independent oversight of the company’s management and affairs. In fulfilling his or her responsibilities, the Lead Independent Director will:

●	serve as the primary liaison between the CEO and the independent directors;
●	preside at meetings of the Board when the CEO is not present;
●	convene and preside at meetings of the independent directors, including executive sessions of the independent directors held in conjunction with each regularly scheduled Board meeting;
●	review and provide input on meeting agendas for the Board and its committees;
●	review meeting schedules and collaborate with the CEO to ensure that there is sufficient time for discussion of agenda items;
●	provide feedback to the CEO as needed, including on the flow of information from management to the Board, and communicate regularly with the CEO between Board meetings;
●	recommend to the CEO the retention of outside advisors who report directly to the Board when deemed appropriate;
●

participate, along with the members of the Compensation Committee and the full Board, in the evaluation of the CEO and, together with the Chair of the Compensation Committee, meet with the CEO to discuss such evaluation;

●	consult with Board committee Chairs as needed;
●	consult with the Corporate Governance Committee concerning the members and Chairs of all Board committees;

CORPORATE GOVERNANCE

●	be available, as appropriate, for communication with shareholders; and
●	perform such other duties as may be requested by the Board.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board of Directors oversees the risk management processes that are designed and implemented by our executives to determine whether those processes are consistent with our strategy and risk appetite, are functioning as intended, and that necessary steps are taken to foster a culture that recognizes and appropriately escalates and addresses risk-taking beyond our determined risk appetite. The Board of Directors executes its oversight responsibility for risk management directly and through its committees.

The Audit Committee is specifically tasked with overseeing our compliance with legal and regulatory requirements and ethical standards, including oversight of our corporate compliance program, discussing our risk assessment and risk management processes with management, and receiving information on certain material legal and regulatory matters, including litigation, as well as on information technology, data security, business continuity, and cybersecurity-related matters. We use a global risk assessment process coordinated by management to identify, assess, and prioritize internal and external risks, and to develop processes for responding to, mitigating, and monitoring risks.

The Audit Committee receives reports regarding our risk assessment process and its meeting agendas include discussions of individual risk areas throughout the year. Members of our management who have responsibility for designing and implementing our risk management processes regularly meet with the committee. The committee discusses our major financial risk exposures with our Chief Financial Officer (“CFO”) and our Chief Accounting Officer. The committee receives regular reports from our Chief Information Officer regarding cybersecurity-related matters and other information technology-related matters. The committee receives regular reports from our Chief Compliance Officer on our corporate compliance program, which is designed to address risks related to, among other matters, anti-bribery, anti-corruption, and anti-kickback laws in the countries where we do business. The committee also receives reports from our Chief Legal Officer and other persons who are involved in our risk management processes.

The Board’s other committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee oversees risks relating to our executive compensation programs and practices. In addition, in conjunction with the full Board, the Compensation Committee oversees risks relating to human capital management, including succession planning. The Corporate Governance Committee oversees risks relating to environmental, social, and governance matters. The Quality, Regulatory and Technology Committee oversees risks relating to our compliance with laws and regulations enforced by the U.S. Food and Drug Administration and comparable foreign government regulators, including product quality and safety, and receives regular reports from our Senior Director, Quality Assurance, Regulatory Affairs, and Clinical Affairs.

The Board of Directors receives regular reports from members of our executive leadership team and other personnel that include discussions of the risks and exposures involved with their respective areas of responsibility. Further, the Board of Directors is routinely informed of developments that could affect our risk profile or other aspects of our business. Primary areas of risk oversight for the full Board include, but are not limited to, general commercial risks in the medical technology / healthcare industry, such as competition and pricing pressures; risks associated with our strategy, business model, and annual operating plan; risks related to our operations and supply chain; and risks related to complex transactions.

POLICIES ON CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving shareholders well, and maintaining our integrity in the marketplace. Our Board has adopted Corporate Governance Guidelines, which, in conjunction with our amended and restated certificate of incorporation, amended and restated bylaws, Board committee charters, and key Board policies,

CORPORATE GOVERNANCE

form the framework for our governance. Our Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters, and key policies as warranted.

The current versions of the following documents are available in the Investor Relations/Corporate Governance section of our website, www.zimvie.com:

●	Code of Business Conduct and Ethics, which applies to all directors, officers, and other team members;
●	Code of Ethics for Chief Executive Officer and Senior Financial Officers (the “finance code of ethics”);
●	Corporate Governance Guidelines;
●	Audit Committee Charter;
●	Compensation Committee Charter;
●	Corporate Governance Committee Charter;
●	Quality, Regulatory and Technology Committee Charter;
●	Board Policy on Ratification of Independent Registered Public Accounting Firm;
●	Policy on the Care and use of Animals in Research and Development; and
●	Policy Statement on Conflict Minerals.

If we make any substantive amendments to the finance code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our CEO, CFO, or Chief Accounting Officer, we will disclose the nature of that amendment or waiver in the Investor Relations/Corporate Governance section of our website.

LIMIT ON OTHER DIRECTORSHIPS

Under our Corporate Governance Guidelines, no member of the Board may simultaneously serve on the board of directors of more than three other public companies, except that our CEO and any non-employee director who serves as an executive officer of a public company must limit the total number of public company boards on which he or she serves to three.

BOARD SELF-EVALUATION PROCESS

Pursuant to the Corporate Governance Guidelines and the charters of each of the Board’s committees, the Board and each of its committees are required to conduct self-evaluations of their performance. The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance. These self-evaluations, which are conducted annually, are intended to facilitate a candid assessment and discussion by the Board and each committee of its effectiveness as a group in fulfilling its responsibilities, evaluating its performance, and identifying areas for improvement.

The Chair of the Corporate Governance Committee oversees the annual self-evaluation process. Each director is expected to participate and provide feedback on a range of topics, including: the Board and committee agendas; meetings; practices and dynamics; Board refreshment; committee structure, membership and leadership; the flow of information to and from the Board and its committees; management succession planning; and shareholder engagement. Director feedback is solicited on an individual basis through written questionnaires/assessments. The Chair of the Corporate Governance Committee reviews the feedback from the self-evaluation process and makes recommendations for areas with respect to which the Board and its committees should consider improvements. These areas and the overall assessments are further discussed at a meeting led by the Chair of the Corporate Governance Committee at which all Board members are present. At the conclusion of this meeting, the Chair of the Corporate Governance Committee, working with the senior management team, develops action plans for any items that require follow-up.

DIRECTOR INDEPENDENCE

Our Board of Directors has determined that all members of the Board of Directors, except Mr. Jamali, our President and CEO, are independent, as determined in accordance with the rules of Nasdaq. In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with our

CORPORATE GOVERNANCE

company and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, and affirmatively determined that none of such non-employee directors has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Our amended and restated bylaws require directors to be elected by the majority of the votes cast with respect to that director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our amended and restated bylaws, any director who fails to be elected must tender his or her resignation to the Board, subject to acceptance by the Board. The Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision.

If a nominee who was not already serving as a director is not elected at an annual meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a “holdover director.” The nominee for election as a director at the 2025 annual meeting, Mr. Jamali, is currently serving on the Board.

NOMINATIONS FOR DIRECTORS

The Corporate Governance Committee screens candidates and recommends candidates for nomination to the full Board. In seeking and evaluating director candidates, the committee considers individuals in accordance with the criteria described above under “Director Criteria, Qualifications and Experience.” Director candidates may be recommended by Board members, a third-party search firm, or shareholders.

The committee will consider director candidates proposed by shareholders and will evaluate them using the same criteria as candidates recommended by other sources. A shareholder who wishes to recommend a director candidate for consideration by the committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: ZimVie Inc., Attention: Office of the Corporate Secretary, 4555 Riverside Drive, Palm Beach Gardens, Florida 33410. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the Board of Directors, as well as other information set forth in our Corporate Governance Guidelines.

A shareholder who wishes to nominate an individual for election as a director, rather than recommend the individual as a candidate to the Corporate Governance Committee, must comply with the advance notice requirements set forth in our amended and restated bylaws. See “What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2026 annual meeting of shareholders?” on page 64 for more information.

COMMUNICATIONS WITH DIRECTORS

Shareholders or other interested parties may contact our directors by writing to them either individually or as a group or partial group (such as all independent directors), ZimVie Inc., Attention: Office of the Corporate Secretary, 4555 Riverside Drive, Palm Beach Gardens, Florida 33410. If you wish your communication to be treated confidentially, please write the word “CONFIDENTIAL” prominently on the envelope and address it to the director by name so that it

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can be forwarded without being opened. Communications addressed to multiple recipients, such as to “Board of Directors,” “Audit Committee,” “Independent Directors,” etc. will necessarily have to be opened and copied by the Office of the Corporate Secretary in order to forward them, and hence cannot be treated confidentially.

BOARD MEETINGS, ATTENDANCE, AND EXECUTIVE SESSIONS
Our Board meets on a regularly scheduled basis to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management attend meetings of the Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings, meetings of committees on which they serve, and shareholder meetings. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.
Each regularly scheduled Board meeting typically includes a private session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees, as well as an opportunity for the independent directors to go into executive session (without management) if requested by any director. The independent directors may meet in executive session, without management, at any time, and are scheduled for such independent executive sessions at each regularly scheduled Board meeting. Currently, Mr. King presides at these executive sessions as non-executive Chair. Effective as of May 7, 2025, Mr. Asar will begin presiding at these executive sessions as Lead Independent Director.
During 2024, the Board held eight meetings and the standing committees of the Board held a total of 22 meetings. All directors attended 75% or more of the meetings of the Board and committees on which they served. Our Corporate Governance Guidelines provide that directors are expected to attend our annual meetings of shareholders. All directors except Dr. Kunz attended the 2024 annual meeting of shareholders.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS
On an annual basis, each of our directors and executive officers is obligated to complete a director and officer questionnaire which
r
equires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has an interest. Under our Audit Committee’s charter, which is available on our website at www.zimvie.com, our Audit Committee must review and approve all transactions between us and a related person (as defined in Item 404 of Regulation S-K) for which review or approval is required by applicable law or required to be disclosed in our financial statements or SEC filings. The Audit Committee may not approve a related-person transaction unless (1) it is in or not inconsistent with our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party.
Under our Code of Business Conduct and Ethics, which is available on our website at www.zimvie.com, and related policies and procedures, actual or potential conflicts of interest involving any other employee must be disclosed to and resolved by our Human Resources Department or Healthcare Compliance Department.

STOCK TRADING POLICY
We have a Stock Trading Policy governing the purchase, sale, and other dispositions of the company’s securities by directors, officers and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the company. Further, it is the company’s policy that any transactions by the company in its own securities will comply with applicable laws with respect to insider trading.

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD

Our Board has the following standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Quality, Regulatory and Technology Committee. Each of the standing committees is composed entirely of independent directors. In addition, the members of the Audit Committee and the Compensation Committee meet the heightened standards of independence required by the rules of Nasdaq and the SEC. The table below shows the current membership of each standing Board committee and the number of meetings held during 2024.

STANDING COMMITTEE ASSIGNMENTS

Director	Audit Committee	Compensation Committee	Corporate Governance Committee	Quality, Regulatory and Technology Committee
Vinit Asar	✓	✓	✓	Chair
Sally Crawford	✓	Chair	✓	✓
Vafa Jamali
David King	✓	✓	Chair	✓
Richard Kuntz, M.D., M.Sc.	✓	✓	✓	✓
Karen Matusinec	Chair	✓	✓	✓
2024 Meetings	8	6	4	4

Audit Committee

Karen Matusinec, Chair

Vinit Asar

Sally Crawford

David King

Richard Kuntz, M.D., M.Sc.

Our Audit Committee is responsible for overseeing the integrity of our financial statements, the qualifications, performance and independence of the independent registered public accounting firm, and our compliance with certain legal and regulatory requirements. The committee also reviews and discusses with management our information technology, data security, business continuity, and cybersecurity-related risk exposures. The committee is directly responsible for the appointment, retention, compensation, and oversight of our independent registered public accounting firm. The principal functions of the Audit Committee include:

●	reviewing and pre-approving all audit and permissible non-audit services provided to us by our independent registered public accounting firm;
●	reviewing and discussing with management and our independent registered public accounting firm the proposed scope of the annual audit and audit procedures to be performed;
●	reviewing and discussing with management and our independent registered public accounting firm our quarterly and annual financial statements prior to their public release;
●	overseeing our compliance with certain legal and regulatory requirements and ethical standards and aspects of our risk management processes; and
●

overseeing, reviewing, and discussing with management our information technology, data security, business continuity, and cybersecurity-related risk exposures and threats, the potential impact of those risk exposures and threats on our business, operations, and reputation, and the processes management has established to assess, manage, monitor, and mitigate such risk exposures and threats.

Our Board has determined that each member of the Audit Committee is “independent” as defined under the rules of Nasdaq and the SEC. Our Board of Directors has designated Karen Matusinec, David King, and Vinit Asar as “audit committee financial experts” as defined by SEC rules. Shareholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and

CORPORATE GOVERNANCE

auditing matters. The designation does not impose upon these directors any duties, obligations or liabilities that are greater than those that are generally imposed on them as members of the Audit Committee and the Board, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

See also the “Audit Committee Matters” section of this proxy statement for additional information about the Audit Committee’s responsibilities and actions and the Audit Committee Report.

Compensation Committee

Sally Crawford, Chair

Vinit Asar

David King

Richard Kuntz, M.D., M.Sc.

Karen Matusinec

Our Compensation Committee has the overall responsibility for approving and evaluating our executive compensation plans, policies and programs. The duties of the Compensation Committee include:

●	evaluating the CEO’s performance, including in light of the goals and objectives applicable to the CEO, and reviewing and discussing with the CEO the performance of our other executive officers;
●

reviewing and approving the base salary, annual and long-term incentive compensation and other compensation, perquisites, or special or supplemental benefits to be paid or awarded to our CEO and other executive officers;

●

approving and authorizing the company to enter into any severance arrangements, change in control severance agreements, or other compensation-related agreements with our executive officers, in each case as, when and if appropriate;

●	reviewing and making recommendations to our Board with respect to our incentive compensation and equity-based plans;
●	administering our incentive compensation and equity-based plans, including making awards under such plans;
●	monitoring compliance by our executive officers and directors with our stock ownership guidelines;
●	overseeing the process for identifying and addressing any material risks relating to our compensation policies and practices;
●	overseeing and administering our policies, plans, and agreements concerning the recoupment of incentive compensation;
●	cooperating with the Corporate Governance Committee in reviewing non-employee director compensation and providing input with respect to any proposed changes in director compensation;
●	as part of periodic organization and talent planning, either as part of the full Board, or at the Board’s direction, reviewing talent and development plans relative to senior management;
●	either as part of the full Board, or at the Board’s direction, reviewing and monitoring our policies and strategies related to human capital management, including succession planning;
●	reviewing and discussing with management the Compensation Discussion and Analysis; and
●

reviewing the results of non-binding advisory votes on executive compensation and determining whether changes should be made to our executive compensation policies and programs in light of shareholder feedback.

Our Board has determined that each member of the Compensation Committee is (1) “independent” as defined under the rules of Nasdaq and (2) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has the authority to retain compensation consultants, outside counsel, and other advisers.

None of the members of the Compensation Committee during 2024 or as of the date of this proxy statement is or has been our officer or employee or had any relationship requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers served on the compensation committee or board of any company that employed any member of the Compensation Committee or the Board or otherwise under circumstances requiring disclosure under Item 404 of Regulation S-K.

The report of the Compensation Committee appears on page 42.

CORPORATE GOVERNANCE

Compensation Risk Assessment

At the request of the Compensation Committee, the committee’s compensation consultant conducted a qualitative review of the potential risks associated with our executive compensation program for 2024. The components of our executive compensation program are part of our global compensation structure, and the majority of the compensation policies or practices that apply to other levels of our team members or to any of our subsidiaries or divisions are included in our executive compensation program. The consultant found that our executive compensation program is in alignment with current market practices, contains an appropriate balance of risk versus rewards, and incorporates appropriate risk mitigating factors. The consultant found no design features in our executive compensation practices that pose a significant concern from the perspective of motivating senior officers to knowingly expose us to excessive enterprise risk. We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on us.

Corporate Governance Committee

David King, Chair

Vinit Asar

Sally Crawford

Richard Kuntz, M.D., M.Sc.

Karen Matusinec

Our Corporate Governance Committee identifies and makes recommendations to our Board regarding candidates for directorships, oversees the Board’s corporate governance policies and practices, and assists the Board in its oversight with respect to matters that involve our image, reputation, and standing as a responsible corporate citizen. In its oversight of director matters and corporate governance policies and practices, the Corporate Governance Committee’s duties include:

●	developing and recommending to the Board criteria for selection of non-management directors;
●

recommending director nominees to the Board for election at the next meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

●	recommending directors for appointment to Board committees and the chairs thereof;
●	analyzing information relevant to the Board’s determination as to whether a director is independent;
●	overseeing the annual self-evaluation process for the Board and its committees;
●	periodically reviewing the Board’s leadership structure and recommending any proposed changes to the Board for approval;
●	monitoring emerging corporate governance trends and recommending to the Board any proposed changes in our corporate governance policies;
●	periodically reassessing the Board’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval; and
●	periodically reviewing, in cooperation with the Compensation Committee, the form and amount of non-employee director compensation and recommending any proposed changes to the Board for approval.

In assisting our Board of Directors in its oversight with respect to matters that involve our image, reputation and standing as a responsible corporate citizen, the Corporate Governance Committee reviews and considers, among other items, the following from time to time as it deems appropriate:

●	current and emerging political, social, environmental, corporate citizenship, and public policy issues and trends that may affect our business activities, performance, reputation, or public image; and
●	shareholder proposals submitted for inclusion in our proxy materials that relate to public policy or social responsibility issues.

Our Board has determined that each member of the Corporate Governance Committee is “independent” as defined under the rules of Nasdaq.

CORPORATE GOVERNANCE

Quality, Regulatory and Technology Committee

Vinit Asar, Chair

Sally Crawford

David King

Richard Kuntz, M.D., M.Sc.

Karen Matusinec

Our Quality, Regulatory and Technology Committee assists the Board in its oversight of product quality and safety and our research, innovation, and technology initiatives in the context of our overall corporate strategy, goals, and objectives. In its oversight of risk management in the area of compliance, including product quality and safety, the Quality, Regulatory and Technology Committee reviews and considers, among other items, the following:

●	our overall quality strategy;
●	processes in place to monitor and control product quality and safety;
●	results of product quality and quality system assessments by the company and external regulators; and
●	any significant product quality issues that may arise.

In overseeing our research, innovation and technology initiatives, the Quality, Regulatory and Technology Committee reviews and considers, among other items, the following as it deems appropriate:

●	the strategic goals, objectives, and direction of our research programs and the alignment of those programs with our portfolio of businesses and our long-term business objectives and strategic goals;
●	the relationship of our strategic research plan to our overall approach to technical and commercial innovation and technology acquisition;
●	our product development pipeline;
●	our major technology positions and strategies relative to emerging technologies, emerging concepts of therapy and healthcare, and changing market requirements;
●	the processes for identifying and prioritizing, and, as applicable, the development of, innovative technologies that arise from within and outside the company;
●

our ability to internally develop technology being, or proposed to be, developed, or to access and maintain such technology from third parties through acquisitions, licensing, collaborations, alliances, investments, or otherwise; and

●	the potential impact on us in the event that technology being, or proposed to be, developed is not developed or accessed by us.

Our Board has determined that each member of the Quality, Regulatory and Technology Committee is “independent” as defined under the rules of Nasdaq.

CORPORATE GOVERNANCE

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of director compensation include annual retainers, committee chair annual fees and equity-based awards. It is the Board’s practice to provide a mix of cash and equity-based compensation to more closely align the interests of directors with our shareholders.

The following table sets forth information regarding the compensation we paid to our non-employee directors for 2024. Mr. Jamali is not included in this table because he received no additional compensation for his service as a director

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
(a)	(b)	(c)	(h)
Vinit Asar	85,000	193,400	278,400
Sally Crawford	85,000	193,400	278,400
David King	160,000	258,400	418,400
Richard Kuntz, M.D., M.Sc.	85,000	193,400	278,400
Karen Matusinec	95,000	193,400	288,400

(1)

Amounts include fees that were paid in cash plus fees that were voluntarily deferred at each director’s election under our Deferred Compensation Plan for Non-Employee Directors. As explained more fully below, compensation that a director elects to defer is credited to the director’s deferred compensation account as either treasury units, dollar units, or deferred share units (“DSUs”), and will be paid in cash following the director’s retirement or other termination of service from the Board. Amounts do not include any fees subject to mandatory deferral; as explained more fully below, any fees subject to mandatory deferral are reported in the Stock Awards column.

(2)

Represents the grant date fair value of the stock awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For these stock awards, the grant date fair value is the average of the high and low selling prices of our common stock on Nasdaq on the date of grant. All stock awards to directors are fully vested on the date of grant but are subject to mandatory deferral of settlement until the director’s termination of service from the Board, or later, as explained more fully below.

The following table sets forth the grant date fair value of annual grants of restricted stock units (“RSUs”) and DSUs awarded to each director in 2024. There were no DSUs granted during 2024 pursuant to the mandatory deferral provisions of the Deferred Compensation Plan for Non-Employee Directors since each non-employee director had reached the minimum ownership level prior to 2024.

2024 STOCK AWARDS

Name	RSUs (granted 05-15-24) ($)	DSUs (granted 05-15-24) ($)	DSUs (mandatory deferral) ($)	Total ($)
Vinit Asar	185,000	8,400	—	193,400
Sally Crawford	185,000	8,400	—	193,400
David King	250,000	8,400	—	258,400
Richard Kuntz, M.D., M.Sc.	185,000	8,400	—	193,400
Karen Matusinec	185,000	8,400	—	193,400

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Retainers

We pay non-employee directors quarterly, on the last day of March, June, September, and December. During 2024, we paid non-employee directors an annual retainer of $70,000, subject to mandatory deferral requirements as described below, and we paid our non-executive Chair of the Board an additional annual retainer of $75,000. We paid our Audit Committee chair an additional annual retainer of $25,000, we paid each of the chairs of our other standing Board committees additional annual retainers of $15,000, and we paid a Board member who does not chair any committee but who serves on more than two committees an annual retainer of $15,000 (“Multiple committee participation annual retainer”). The following table shows the amounts paid during 2024:

	March 31 ($)	June 30 ($)	September 30 ($)	December 31 ($)	Total ($)
Non-executive Chair annual retainer	18,750	18,750	18,750	18,750	75,000
Director annual retainer	17,500	17,500	17,500	17,500	70,000
Audit Committee chair annual retainer	6,250	6,250	6,250	6,250	25,000
Other standing committees chair annual retainer	3,750	3,750	3,750	3,750	15,000
Multiple committee participation annual retainer	3,750	3,750	3,750	3,750	15,000

Directors who commence service on the Board, who commence service as a standing committee chair or as non-executive Chair, or who commence service on more than two committees while not chairing any committee, are paid applicable quarterly fees beginning with the quarter during which they commence such service. Similarly, directors who terminate service on the Board, terminate service as a standing committee chair or as non-executive Chair, or terminate service on more than two committees while not chairing any committee, are paid applicable quarterly fees through the quarter during which such service terminated.

Equity-Based Compensation and Mandatory Deferrals

We awarded each non-employee director who was reelected at the 2024 annual meeting of shareholders, or who was a continuing non-employee director at that time, 500 DSUs as of the date of the annual meeting with an initial value based on the price of our common stock on that date. We require that these annual DSU awards be credited to a deferred compensation account under the provisions of the Deferred Compensation Plan for Non-Employee Directors. DSUs represent an unfunded, unsecured right to receive shares of our common stock or the equivalent value in cash, and the value of DSUs varies directly with the price of our common stock. We also require that 50% of a director’s annual retainer be deferred and credited to his or her deferred compensation account in the form of DSUs with an initial value equal to the amount of fees deferred until the director holds a total of at least 5,000 DSUs.

Non-employee directors may elect to defer receipt of compensation in excess of their mandatory deferral and annual DSU award. Elective deferrals are credited to the director’s deferred compensation account in the form of either treasury units, dollar units, or DSUs with an initial value equal to the amount of fees deferred. The value of treasury units and dollar units does not change after the date of deferral. Amounts deferred as treasury units are credited with interest at a rate based on the six-month U.S. Treasury bill discount rate for the preceding year. Amounts deferred as dollar units are credited with interest at a rate based on the rate of return of our invested cash during the preceding year. If we pay cash dividends on our common stock, amounts deferred as DSUs will be credited with additional DSUs equal to the number of shares of our common stock that could have been purchased if we paid cash dividends on the DSUs held in directors’ deferred compensation accounts and such cash was reinvested in our common stock. These additional DSUs will be subject to mandatory deferral.

All treasury units, dollar units, and DSUs are immediately vested and payable following termination of the non-employee director’s service on the Board. We settle annual DSU awards and mandatory deferral DSUs in shares of our common stock. We pay the value of treasury units, dollar units and elective deferral DSUs in cash. Non-employee directors may elect to receive the cash payment in a lump sum or in not more than four annual installments.

In 2024, we made the annual award to each non-employee director of RSUs with an initial value of $185,000, and the additional annual award to the non-executive Chair of the Board of RSUs with an initial value of $65,000, on the date of

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the 2024 annual meeting, in each case with the number of RSUs based on the average of the high and low selling prices of our common stock on that date. These awards are made under the Stock Plan for Non-Employee Directors. The RSUs vest immediately and are subject to mandatory deferral until the later of the third anniversary of the grant date or the director’s retirement or other termination of service from the Board. We will settle the RSUs in shares of our common stock.

Insurance, Expense Reimbursement and Director Education

We provide non-employee directors with travel accident insurance and reimburse reasonable expenses they incur for transportation, meals and lodging when on ZimVie business. We also reimburse non-employee directors for reasonable out-of-pocket expenses, including tuition costs incurred in attending director education programs.

AUDIT COMMITTEE MATTERS

Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, retention, compensation, and oversight of our independent registered public accounting firm, including the review and approval of audit fees. The Audit Committee has appointed PwC to serve as our independent registered public accounting firm for 2025. We are asking shareholders to ratify this appointment as a matter of policy.

If shareholders do not ratify the selection of PwC, the Audit Committee will consider any information submitted by shareholders in connection with the selection of the independent registered public accounting firm for the next year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes such a change would be in our best interest and the best interest of our shareholders.

PwC has served as our independent registered public accounting firm continuously since 2021.

In determining whether to reappoint PwC to serve as our independent registered public accounting firm, the Audit Committee annually considers several factors, including:

●	PwC’s independence and objectivity;

●	PwC’s capabilities considering the complexity of our global operations, including the skills and experience of the lead audit partner;

●	PwC’s historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee and management’s views of PwC’s overall performance;

●	Data related to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports on PwC;

●	PwC’s knowledge of and familiarity with our business and industry and our accounting policies and practices; and

●	The appropriateness of PwC’s fees, taking into account the size and level of complexity of our organization and the resources necessary to perform the audit.

The members of the Audit Committee and the Board believe that the continued retention of PwC to serve as our independent registered public accounting firm is in our best interest and in the best interest of our shareholders.

Representatives of PwC attended all meetings of the Audit Committee in 2024. We expect that a representative of PwC will be present at the annual meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Our Board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for 2025.

RESPONSIBILITIES OF THE AUDIT COMMITTEE

The Audit Committee is responsible for overseeing the integrity of our financial statements, the qualifications, performance, and independence of the independent registered public accounting firm, and our compliance with certain legal and regulatory requirements. The committee also reviews and discusses with management our information technology, data security, business continuity, and cybersecurity-related risk exposures. The committee is directly responsible for the appointment, retention, compensation, and oversight of our independent registered public accounting firm.

Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management’s report on internal control over financial reporting.

The independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

AUDIT COMMITTEE MATTERS

The committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on internal control over financial reporting. Committee members are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

See also “CORPORATE GOVERNANCE – Committees of the Board – Audit Committee” on page 15 for additional information regarding the Audit Committee’s functions and composition.

ACTIVITIES OF THE AUDIT COMMITTEE IN 2024

The committee held eight meetings during 2024. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, and PwC. At these meetings, the committee:

●	discussed with PwC the overall scope and plans for its audit;
●	reviewed and discussed with management and PwC the consolidated financial statements;
●	reviewed and discussed the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002;
●	discussed major financial risk exposures with management and the steps management has taken to monitor and control such exposures;
●	reviewed and discussed with management the design and operation of our corporate compliance program;
●	reviewed and discussed with management our data security, business continuity, and cybersecurity-related risk exposures;
●	pre-approved audit and permitted non-audit services in accordance with the policy described below;
●	discussed with PwC the matters required to be communicated to the committee by applicable requirements of the PCAOB and the SEC;
●	discussed the auditor’s independence with PwC and made the conclusions regarding independence described below; and
●	evaluated PwC’s performance and considered factors relevant to the reappointment of PwC.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, pre-approve the provision of audit and permitted non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, pre-approve specific services that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Chair of the Audit Committee between regular meetings. The Audit Committee Chair has the delegated authority to pre-approve such services up to a specified fee amount. These pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE MATTERS

AUDIT AND NON-AUDIT FEES

The following table shows the fees that we paid or accrued for audit and other professional services provided by PwC for the years 2024 and 2023. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process described above.

	2024	2023
Audit Fees(1)	$2,309,000	$3,369,000
Audit-Related Fees(2)	—	2,000
Tax Fees(3)	295,000	373,000
All Other Fees(4)	2,000	2,000
Total Fees	$2,606,000	$3,746,000

(1)

This category includes the audit of our annual financial statements, the review of interim financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	This category consists principally of agreed-upon procedures.

(3)	This category consists of tax services provided by PwC for tax compliance, tax advice and tax planning.

(4)	This category consists of fees for licenses to use accounting research software and other tools.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2024. The committee has discussed with PwC the matters that are required to be discussed by the applicable requirements of the PCAOB and the SEC. PwC has provided the committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the committee concerning independence, and the committee has discussed with PwC that firm’s independence. The committee has concluded that PwC’s provision of audit and non-audit services to the company and its affiliates is compatible with PwC’s independence.

Based on the reviews and discussions described above, and subject to the limitations on the committee’s role and responsibilities as described in this proxy statement and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for filing with the SEC.

Audit Committee

Karen Matusinec, Chair

Vinit Asar

Sally Crawford

David King

Richard Kuntz, M.D., M.Sc.

EXECUTIVE COMPENSATION

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

The Board of Directors is committed to excellence in corporate governance and recognizes the interest our shareholders have expressed with respect to our named executive officer compensation program. As a part of this commitment, and in accordance with Section 14A of the Exchange Act, our shareholders are being asked to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as reported in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation program for our NEOs for 2024.

A detailed description of our executive compensation program is available in the Compensation Discussion and Analysis section of this proxy statement (“CD&A”). Our Board and Compensation Committee believe that our executive compensation program is tied to performance, aligns with shareholder interests, and merits shareholder support. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders of ZimVie Inc. approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules, including the CD&A, the compensation tables, and narrative disclosures.”

Although this vote is non-binding, the Board and the Compensation Committee value the views of our shareholders and will review the voting results. If there are significant negative votes, we will take steps to understand the concerns that influenced the vote and consider them in making future decisions with regard to executive compensation. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2026 annual meeting of shareholders.

Our Board recommends a vote FOR the advisory resolution approving NEO compensation.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

The Compensation Discussion and Analysis (“CD&A”) section of this proxy statement explains the type and amount of compensation provided to ZimVie’s named executive officers (“NEOs”) in 2024, as well as the principles and processes that the Compensation Committee (referred to as the “committee” in this CD&A) has established and follows in determining NEO compensation.

EXECUTIVE SUMMARY

For 2024, our compensation program consisted primarily of base salary, target annual cash incentive opportunities, and target long-term equity-based incentives.

2024 NEOs

For 2024, our NEOs were:

2024 NEOs
NEO	Title
Vafa Jamali	President and Chief Executive Officer
Richard Heppenstall	Executive Vice President, Chief Financial Officer and Treasurer
Heather Kidwell	Senior Vice President, Chief Legal, Compliance and Human Resources Officer and Corporate Secretary
Indraneel Kanaglekar	Senior Vice President, Chief Commercial Officer

Recent Business and Operational Highlights

Overview

2024 was marked by significant transformation, completing the sale of our spine business to become a pure-play dental company in April. We spent the balance of the year focused on repositioning our organization and brand while navigating the evolving landscape of the dental market. Through this, we were relentless in our pursuit to create great experiences and outcomes for the customers and patients we serve.

We continued our legacy of innovation in 2024. Our teams delivered important advancements in dental implant technologies and workflow solutions and services. We launched new products, expanded our global reach, invested in training and medical education, and forged new partnerships. Especially notable was the performance of our digital portfolio, where we continue to fuel the adoption of implant dentistry with offerings that greatly increase the efficiency of dental practices.

In addition to product innovation, we placed significant emphasis on refining our internal operations. While maximizing our high standards of quality, we optimized processes, increased efficiency, and leveraged modern technologies to further improve the financial health of our company. Our efforts in these areas have helped us stay agile in an ever-changing market and better position ourselves for long-term operational sustainability and growth.

Sale of Spine Business; Evolution to Pure-Play Dental Company

On December 15, 2023, we entered into a definitive agreement to sell our spine segment to an affiliate of H.I.G. Capital (the “Buyer”) for $375 million in total consideration, comprised of $315 million in cash, subject to certain customary adjustments as set forth in the agreement, and $60 million in the form of a promissory note that accrues interest at a rate

EXECUTIVE COMPENSATION

of 10% per annum, compounded semi-annually, payable in kind. On April 1, 2024, we completed the sale of our spine segment for a total purchase price of $377.0 million (inclusive of $2.0 million in closing adjustments) and received net proceeds of $311.6 million, excluding the promissory note and transaction costs, but including cash disposed of $26.1 million.

As such, the historical financial condition and results of operations of our spine segment are reflected as discontinued operations in our consolidated financial statements. The assets and liabilities associated with this business are classified as assets and liabilities of discontinued operations in our consolidated balance sheets. The transfer of spine business activities in certain jurisdictions (“Deferred Transfer Locations”) is deferred until the Buyer has met various legal and regulatory requirements in those jurisdictions. Until such transfer, we continue to control and operate these Deferred Transfer Locations and therefore we continue to consolidate the assets and liabilities and results of operations within discontinued operations in our consolidated balance sheets and statements of operations. As of December 31, 2024, eight of 12 Deferred Transfer Locations had been transferred to the Buyer. As of the date of this proxy statement, 11 of 12 Deferred Transfer Locations had been transferred to the Buyer. We currently expect the remaining Deferred Transfer Location to be transferred on April 1, 2025.

Due to the sale of our spine segment, targets for financial performance measures under our Executive Annual Incentive Plan for 2024 pertain to continuing operations of ZimVie, namely our dental business.

EXECUTIVE COMPENSATION

KEY EXECUTIVE COMPENSATION PROGRAM PRACTICES

The committee has designed our executive compensation program and practices to align executives’ financial interests with those of our shareholders. Following is a description of key program features and practices that illustrate this alignment:

✓	Pay for performance. A significant percentage of our NEOs’ total target direct compensation, 87.3% for our CEO in 2024, is at-risk and/or variable with performance, including stock price performance.

✓	Emphasis on long-term equity incentives. We emphasize alignment between the interests of our NEOs and shareholders by significantly weighting NEOs’ compensation toward long-term equity awards.

✓

Clawback of incentive compensation. Incentive-based compensation of executive officers under cash and equity incentive plans is subject to clawback in the event of financial restatements. In addition, equity awards are subject to clawback in the event an employee engages in conduct deemed detrimental to the interests of the company, including the breach of restrictive covenants or the violation of our Code of Business Conduct and Ethics or other policies, procedures, or standards.

✓

Robust stock ownership guidelines. We require executives to hold equity with a value equal to a multiple of five times salary for our CEO, three times salary for our CFO, and two times salary for each other NEO. 100% of net after-tax shares received upon vesting or exercise of awards must be retained until an executive meets the required ownership level.

✓

Non-competition agreement required for equity award eligibility. We require all team members to sign a non-competition agreement as a condition of receiving an equity award. The award is subject to clawback if the agreement is breached.

✓

Policy prohibiting hedging, pledging and short sales. We prohibit directors, officers and certain other team members from engaging in short sales of our stock, trading in instruments designed to hedge against price declines in our stock, holding our stock in margin accounts, or pledging our stock as collateral for loans or other obligations.

✓	No repricing or exchange of underwater stock options. Our equity incentive plan prohibits repricing or exchange of underwater stock options without shareholder approval.

✓	No employment contracts. We employ our NEOs on an “at will” basis with no employment contracts.

✓

Double trigger change in control benefits. We require a double trigger for change in control severance benefits and equity awards; that is, cash severance will not be paid, and the vesting of equity awards will not be accelerated, except in the event of a qualifying termination of employment in connection with a change in control.

✓	No excise tax gross-ups. We have no gross-up provisions in change in control severance agreements.

✓	Limited perquisites. We do not provide significant perquisites to our NEOs.

✓	Maximum payout caps. We place caps on maximum payouts under our executive annual incentive plan and on the number of shares that may be earned under our performance-based equity awards.

✓

Annual shareholder “say on pay” vote and ongoing shareholder engagement. We regularly engage with our shareholders to remain well-informed regarding their perspectives on current issues and to address any questions or concerns.

✓	Independent advisor to the committee. The committee regularly consults with an independent compensation advisor.

EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND ELEMENTS

Our Executive Compensation Philosophy

Our executive compensation program is designed to achieve the following fundamental objectives:

●	attract, retain, and motivate a highly qualified and effective senior leadership team;
●	focus executives’ attention on specific financial, operational, and strategic objectives;
●	create a direct relationship between pay and performance;
●	align executives’ interests with the long-term interests of our shareholders;
●	recognize company and individual performance; and
●	reflect the value of each executive’s position in the market and within the company.

To accomplish these objectives, the committee annually reviews and approves our executive compensation program components and target compensation levels, as well as specific performance metrics and targets, payout ranges, and actual payouts.

The committee establishes target compensation for our NEOs consistent, to the extent possible, with comparable positions in our peer group. The committee targets total direct compensation (including base salary, target annual cash incentive opportunities, and target long-term equity-based incentives) at market competitive levels. Target compensation for individual executives may vary based on a variety of factors, such as experience and time in the position, the nature of the executive’s responsibilities, criticality of the role and difficulty of replacement, internal equity, retention concerns, individual performance and expected future contributions, readiness for promotion to a higher level, and, in the case of externally recruited executives, compensation earned at a prior employer.

The committee gives specific consideration to the weighting of fixed and at-risk components of pay relative to the peer group. The committee seeks to provide a total pay opportunity that is competitive with our closest peer group and industry competitors, but which also places a greater emphasis on at-risk equity-based compensation.

Elements of Executive Compensation – 2024

The following table describes the elements of target direct compensation for 2024. Our compensation program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual incentive and LTI opportunities. We also offer retirement plans and benefits that are generally available to all team members, and we provide a limited range of perquisites.

EXECUTIVE COMPENSATION

Element and Key Characteristics	Objectives
Base Salary
● Fixed compensation component; payable in cash ● Reviewed annually and adjusted when appropriate ● 2024 NEO increases: 3% – 11%	● Provide a base level of competitive cash compensation ● Attract and retain executive talent ● Reflect market factors, as well as individual experience, performance, and level of responsibility
Annual Cash Incentive Opportunity

●  Variable compensation component payable in cash based on performance against established goals and assessment of individual performance

●  Target awards are based on a percentage of base salary

●  Tied to financial goals in 2024 to drive continuing operations (dental segment) performance, subject to downward adjustment based on cultural goals and individual performance

●  Payouts for 2024 could range between 0% and 150% of target

●  2024 NEO payouts: 0%. As a result of our overall financial performance and a limited bonus pool for 2024, all NEOs elected to forgo a cash payout for 2024 to increase the payouts to all other eligible team members

●  Motivate and reward executives for achievement of key financial measures, cultural goals, and individual objectives

●  Drive specific behaviors that foster short-term and long-term growth, profitability, operating efficiency, and ZimVie’s culture

Annual LTI Award: Restricted Stock Units (“RSUs”) (100% of 2024 annual equity award)

●  RSUs vest ratably over three years

●  In February 2024, when the committee was determining the form and amount of LTI compensation for 2024, it determined it was unable to establish meaningful performance metrics for performance-based restricted stock units (“PRSUs”) with a three-year performance period as it had in 2023 due to uncertainties associated with the pending sale of the spine business

●  As a result, the committee determined to make the 2024 annual LTI award to our NEOs (and other eligible team members) in the form of 100% RSUs that vest ratably over three years

●  The committee will consider granting PRSUs in future years

●  Motivate NEOs to drive the long-term performance of the company; equity value is tied directly to stock price performance

●  Align NEOs’ interests with long-term shareholder value; shares received upon vesting are subject to retention requirements under stock ownership guidelines

●  Attract and retain executive talent

EXECUTIVE COMPENSATION

COMPENSATION MIX

Our NEOs’ total direct compensation is heavily weighted toward variable compensation elements, meaning actual amounts earned will vary as a result of company and individual performance. As executives assume greater responsibilities, more of their pay is contingent on company performance. With respect to 2024, 87.3% of our CEO’s total target direct compensation was variable and tied to our annual and long-term performance, including stock price performance.

	Base Salary	Annual Cash Incentive	RSUs (Grant Date Fair Value)
CEO	12.7%	13.8%	73.6%
Other NEOs (Average)	26.9%	18.0%	55.1%

2024 CEO Target Direct Compensation(1)	2024 Other NEOs Average Target Direct Compensation(1)

(1)	Percentages calculated based on 2024 total target direct compensation

BASE SALARY

In February 2024, the committee approved our NEOs’ base salaries for 2024, taking into consideration each NEO’s 2023 performance, our 2024 employee merit increase guidelines, market data based on peer group benchmarking, internal equity, retention, and certain other factors. After considering these factors, the committee approved base salaries for 2024 that represented year-over-year increases as follows:

2024 Base Salary Adjustments
NEO	2023 Base Salary ($)	2024 Base Salary ($)	Increase (%)
Vafa Jamali	800,000	824,000	3.0
Richard Heppenstall	454,500	481,770	6.0
Heather Kidwell	430,000	457,520	6.4
Indraneel Kanaglekar	360,500	400,155	11.0

EXECUTIVE COMPENSATION

CASH INCENTIVES

Executive Annual Incentive Plan

In determining the target awards for our NEOs under our executive annual incentive plan (“EAIP”) for 2024, the committee reviewed the NEOs’ job responsibilities, market data based on peer group benchmarking, internal equity, and certain other factors. After considering these factors, the committee approved the following EAIP target opportunities for 2024:

EAIP Target Opportunities
NEO	2024 EAIP Target Opportunity (as a percentage of base salary) (%)	Percentage Increase from 2023 EAIP Target Opportunity (%)
Vafa Jamali	110	10.0
Richard Heppenstall	80	0.0
Heather Kidwell	60	9.1
Indraneel Kanaglekar	60	0.0

The committee established financial and cultural goals by which to assess our 2024 performance for purposes of awards under the EAIP. The financial goals accounted for 100% of the target award opportunity for each NEO. The payout determined based on achievement of the financial goals could then be adjusted downward (but not upward) based on achievement of cultural goals and assessments of individual performance tied to functional as well as company goals.

With respect to the financial goals, the committee selected two financial performance measures based on results from continuing operations (i.e., our dental business). The below table shows the selected financial performance measures, their respective weightings, and the rationale for their selection.

2024 EAIP Financial Performance Measures
Performance Measure	Weighting	Rationale
Constant currency third-party net sales from continuing operations (“Continuing Ops Sales”)	50%	The committee used Continuing Ops Sales because it measures our ability to innovate and compete in the global marketplace, it focuses NEOs on top-line sales growth, it is one of the primary bases on which we set performance expectations for the year, it is a widely used measure of overall company performance, and the committee believes it is highly correlated to shareholder return. It is also a measure with respect to which we generally provide financial guidance to the investment community. Continuing Ops Sales is a non-GAAP financial measure.*
Adjusted constant currency earnings before interest, taxes, depreciation and amortization from continuing operations (“Continuing Ops Adjusted EBITDA”)	50%	The committee used Continuing Ops Adjusted EBITDA because it is one of the primary bases on which we set performance expectations for the year, it is consistent with how we provide earnings guidance and report our operating results to the investment community, it is a widely used measure of overall company performance, and the committee believes it is highly correlated to shareholder return. Continuing Ops Adjusted EBITDA is a non-GAAP financial measure.*

*

See footnotes (3) and (4) to the “2024 EAIP Financial Performance Measures—Targets, Actual Achievement, Calculated Payout, Actual Payout” table below and Appendix A for a discussion of our non-GAAP financial measures and reconciliations of those measures to the most directly comparable financial measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

The committee believes that together, these measures provide a balanced set of performance targets that focus on growth, profitability, and operating efficiency.

EXECUTIVE COMPENSATION

The payout curves applied to these performance measures are shown below:

2024 EAIP Financial Performance Measures – Payout Curves
Continuing Ops Sales		Continuing Ops Adjusted EBITDA
Achievement Percentage	Payout (% of Target)	Achievement Percentage	Payout (% of Target)
105%+	150%	135%+	150%
100%	100%	100%	100%
92.5%	25%	75%	25%
Less than 92.5%	0%	Less than 75%	0%

The below table sets forth the performance measures, targets, our actual performance against the targets, the resulting achievement, and actual payout percentage for 2024. Based on our actual performance against the targets, the calculated payout was 73.1%. However, based on our overall financial performance relative to our plan, the committee exercised negative discretion to reduce the 2024 bonus pool such that the adjusted payout equaled 47.5%. The NEOs then elected to forgo a 2024 cash bonus payout in order to reallocate those dollars to the rest of the team members in the organization, thereby increasing the payout to the broader ZimVie team to 60%. This decision was rooted in our belief that the strength of the company lies in our people and our desire to reward their contributions to the best of our ability despite a challenging year.

2024 EAIP Financial Performance Measures – Targets, Actual Achievement, Calculated Payout, Actual Payout

	($ in millions)		Achievement(1)(2) (%)	Weight (%)	Weighted Payout(1)(2) (%)
	Target	Actual
Performance and Payout Percentages	($)	($)
Continuing Ops Sales(3)	460.4	448.9	97.5	50	37.5
Continuing Ops Adjusted EBITDA(4)	73.0	66.0	90.4	50	35.6
Calculated payout					73.1
Negative discretion					(25.6)
Adjusted payout					47.5
NEO election to forgo cash payouts					(47.5)
Actual payout to NEOs					0.0

(1)

Achievement percentages, weighted payout percentages, and total weighted payout percentages are computed from the underlying whole numbers rather than the rounded numbers presented in this table and, therefore, the percentages and totals may not correspond exactly to the rounded numbers.

(2)

The achievement percentage for each performance measure was applied to the relevant payout curve (set forth above) to determine the payout percentage for that measure. The resulting payout percentages were then weighted and summed.

(3)

When measuring actual performance against the target for Continuing Ops Sales, the committee made adjustments to eliminate the impact of fluctuations in foreign currency exchange rates during the year, whether positive or negative, compared to the rates that were budgeted when the targets were set. The committee eliminated the impact of foreign currency translation so that only our underlying performance is measured; the committee does not believe it is desirable to either reward or penalize executives based on the impact of foreign currency swings. These adjustments result in “constant currency” Continuing Ops Sales, which is a non-GAAP financial measure. See Appendix A for a reconciliation of reported third-party net sales from continuing operations to constant currency Continuing Ops Sales.

(4)

The performance measure Continuing Ops Adjusted EBITDA under the 2024 EAIP provided for certain non-GAAP adjustments so that the performance measure would more consistently reflect underlying business operations than the comparable GAAP measure and would be consistent with the measure management uses when evaluating the performance of the business internally, as well as with how management generally provides earnings guidance and reports the company’s operating results to the investment community. The committee believes adjusted metrics allow us to connect pay and operational performance more effectively and are more aligned with how shareholders expect the company and our peers to measure performance. The goal of adjusting metrics from GAAP requirements is to provide meaningful incremental information that allows investors to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the

EXECUTIVE COMPENSATION

fundamentals of our operations. The committee believes that adjusted metrics are therefore often the most appropriate metrics to use when incentivizing executives to make decisions that are aligned with the long-term interests of shareholders. While GAAP provides accounting uniformity across companies, GAAP requires the inclusion of items that may not be reflective of our core operations. In the case of Continuing Ops Adjusted EBITDA for purposes of the 2024 EAIP, we adjust net income (loss) as detailed in the reconciliation provided in Appendix A.

The committee believes using adjusted metrics is important when setting performance targets. Using only GAAP metrics could result in performance targets that incorporate certain items outside of a management team’s control and reduce comparability and could also result in performance targets that are misaligned with the long-term interests of the company and shareholders. We believe our shareholders recognize that adjusted metrics are indicators of core operational performance. We also understand that our shareholders commonly make adjustments to inform their own views of historical and future expectations for underlying operational performance. Our disclosures showing our adjustments to GAAP earnings help guide shareholders’ own evaluation of the company’s performance. Many companies disclose non-GAAP metrics when reporting financial results, which we believe is reflective of shareholders’ interest in, and understanding of, both GAAP and non-GAAP results.

We provide thorough disclosure of the adjustments made to our GAAP financials. Shareholders are therefore able to see the adjustments we make for the purposes of their analysis. However, the committee does not believe that GAAP metrics are as appropriate for purposes of our compensation program, as it believes adjusted results better reflect core operating results.

See Appendix A for details on each adjustment as well as a reconciliation of net income (loss) to Continuing Ops Adjusted EBITDA.

Cultural Goals

Once the potential adjusted payout amounts under the EAIP were computed based on our financial performance and the application of negative discretion as described above, the committee considered the achievement of the following cultural goals that had been established for the NEOs for 2024:

●	Demonstrate expected behaviors based on ZimVie values (Curiosity, Authenticity, Accountability, and a Growth Mindset)
●	Ensure 85%+ of all hiring slates include a diverse candidate
●	Engage in career opportunity discussions with direct reports at least once during the year
●	Document retention / development / succession plans for critical direct reports and for high potential team members at the level below
●	Complete an equity review within the NEO’s business / function (program, policies, total rewards, promotions)

After reviewing the progress made in 2024 with respect to these cultural goals, the committee determined that the goals were fully achieved for 2024; as such, the committee did not further adjust downward the 47.5% adjusted payout set forth above.

Individual Performance

After considering achievement of the financial and cultural goals as described above, the committee considered each NEO’s individual performance during 2024.

The committee considered each NEO’s achievement of established goals and objectives, his or her contributions to our performance and other leadership attributes and accomplishments. The goals set for each NEO for 2024 included goals pertaining to, among other areas, the closing of the sale of the spine segment and the Deferred Transfer Locations; services to be provided to the Buyer under a Transition Services Agreement; corporate strategy; growth drivers; new product launches; and corporate compliance and regulatory compliance, including product quality and safety.

Based on its assessment of individual performance in relation to those goals, the committee did not further adjust downward the 47.5% adjusted payout set forth above.

EXECUTIVE COMPENSATION

2024 EAIP Payouts

Set forth below are the target opportunity amounts and the payouts to our NEOs under the EAIP for 2024 following their decision to forgo the adjusted cash payouts (following the committee’s exercise of negative discretion) at 47.5% of target for 2024 so that those dollars could be reallocated to the rest of the organization as described above.

	2024 EAIP Payouts
	Opportunity		Actual Payment
NEO	(as a % of Base Salary) (%)	(at Target Performance) ($)	(as a % of Target Opportunity) (%)	($)
Vafa Jamali	110	888,000	—	—
Richard Heppenstall	80	380,381	—	—
Heather Kidwell	60	267,394	—	—
Indraneel Kanaglekar	60	234,602	—	—

EQUITY INCENTIVES

Equity incentives are the most significant component of each NEO’s compensation package. The committee believes the emphasis on equity awards is appropriate, as these officers have the greatest role in establishing the company’s direction and should have the greatest proportion of their compensation aligned with the long-term interests of shareholders.

2024 Annual Equity Awards

As discussed above, on December 15, 2023, we entered into a definitive agreement to sell our spine segment to an affiliate of H.I.G. Capital for $375 million in total consideration. In February 2024, when the committee was determining the form and amount of long-term incentive compensation for 2024, it determined it was unable to establish meaningful performance metrics for performance-based restricted stock units with a three-year performance period as it had in 2023 due to uncertainties associated with the pending sale of the spine business. As a result, the committee determined to make the 2024 annual long-term incentive award to our NEOs (and other eligible team members) in the form of 100% RSUs that vest ratably over three years. The committee will consider granting PRSUs in future years.

In determining target grant values for the 2024 annual long-term incentive awards, the committee reviewed market data based on peer group benchmarking in order to determine grant levels that would be competitive with the market. The committee also took into consideration other factors, including the target annual grant value awarded to each NEO in 2023; each NEO’s 2023 performance, including the NEO’s contribution to our 2023 performance; the committee’s expectations of each NEO’s future contributions to the company; each NEO’s job responsibilities; internal equity; external market conditions; shares available to be granted; potential shareholder dilution; and the expense associated with stock-based compensation. After considering these factors, in February 2024, the committee approved awards with the following target grant date fair values:

2024 Annual Equity Awards
NEO	Grant Date Fair Value ($)
Vafa Jamali	4,750,000
Richard Heppenstall	1,300,000
Heather Kidwell	800,000
Indraneel Kanaglekar	600,000

The committee considered these target grant date fair values in connection with its determination of each NEO’s total compensation for 2024.

EXECUTIVE COMPENSATION

Conversion of 2023 PRSUs Following Sale of Spine Segment

The committee approved the grant of performance-based restricted stock units in May 2023 (the “2023 PRSUs”) with three-year performance targets that were set taking into account our business at that time, which included our former spine segment. As discussed above, on December 15, 2023, we entered into a definitive agreement to sell our spine segment to an affiliate of H.I.G. Capital for $375 million in total consideration, and on April 1, 2024, we completed the sale of our spine segment, although we continued to control and operate the spine business in 12 Deferred Transfer Locations throughout most of 2024, and continue to control and operate the spine business in one Deferred Transfer Location as of the date of this proxy statement.

The sale of the spine segment and transformation to a pure-play dental business was generally viewed positively by investors, as it allowed us to de-risk and de-lever our business and streamline our operational profile, significantly improving our financial health and flexibility and positioning us to deliver greater value to shareholders. As a result of the sale of the spine segment, it became impossible to achieve the majority of the performance targets that had been set under the 2023 PRSUs. The Committee determined it was important not to hold management to performance targets that were no longer relevant and were impossible to achieve following the sale of the spine segment and transformation to a pure-play dental company, as equity-based incentives are the most significant component of each NEO’s compensation package and are intended to align management’s interests with those of shareholders and provide retentive value. Accordingly, the committee determined to convert the 2023 PRSUs to time-based RSUs on a 1-for-1 basis in September 2024, with the RSUs scheduled to vest in full on the third anniversary of the grant date of the 2023 PRSUs.

The incremental fair value associated with the conversion of the 2023 PRSUs to RSUs is reported in the 2024 Summary Compensation Table and the Grants of Plan-Based Awards in 2024 table.

OTHER COMPENSATION

Employment and Change in Control Severance Agreements

We do not have employment agreements with our NEOs; however, we have entered into change in control severance agreements with them. These agreements are intended to maintain continuity of management, particularly in the context of a transaction in which we undergo a change in control.

These agreements are “double trigger,” which means that an executive is only entitled to severance payments if:

●	we experience a change in control as defined in the agreement; and

●	the executive’s employment is terminated in a qualifying termination.

The committee believes that it is appropriate and protective of shareholder value to provide the NEOs with the specified severance in the event that their employment is terminated in connection with a change in control or their position is modified in such a way as to diminish their compensation, authority or responsibilities. Such provisions allow them to remain focused on the company’s business at a time when there is uncertainty about their role going forward. These agreements contain no excise tax gross-up provisions. See “Change in Control Severance Arrangements” in the narrative discussion following the Potential Payments upon Termination of Employment table for a more detailed description of the material terms of these agreements.

EXECUTIVE COMPENSATION

Severance Benefits (Unrelated to a Change in Control)

We maintain an Executive Severance Plan applicable to certain members of our executive leadership team, which currently consists of our executive officers and certain other members of senior management. Under the plan, following a termination by us of a participant’s employment, unless his or her employment is terminated for misconduct or any of the other reasons specified in the plan, a participant will be eligible to receive a lump-sum severance amount equal to two times (for Mr. Jamali) or one times (for other participants) the sum of (1) his or her annualized base salary in effect when the termination occurs and (2) his or her target annual bonus amount in effect when the termination occurs.

In addition, if a participant’s employment is terminated on or after January 1 but prior to the payment date for bonuses related to the previous calendar year under the EAIP, and the participant was eligible to participate in the EAIP immediately prior to the separation and is entitled to severance benefits under the Executive Severance Plan, the participant’s severance benefit will be increased by the value of the bonus he or she would have received under the EAIP, if any, had he or she remained employed on the payment date.

Participants eligible to receive severance benefits under the Executive Severance Plan and who are eligible to elect COBRA will also be eligible to receive a lump-sum amount equal to the then-current monthly COBRA premium (for medical and dental insurance only) in effect the day prior to the separation date, multiplied by 24 for Mr. Jamali and by 12 for other participants. Eligible participants will also be offered outplacement services with a value not to exceed $25,000, or an equivalent cash benefit in the plan administrator’s discretion.

Similar to our broad-based severance plan, to receive benefits under the Executive Severance Plan, a participant must sign a general release of claims and continue to be bound by the terms of his or her non-competition agreement with us. If a participant violates or breaches any term of the plan or the general release or any restrictive covenant agreement with us, or if facts are later disclosed or discovered that could have supported the participant’s termination for cause and would have rendered the participant ineligible to receive severance benefits under the plan, then the participant will forfeit any and all rights to benefits under the plan and, to the extent benefits have already been paid, must repay the full amount within 15 days of written notice from us.

Retirement Benefits

During 2024, NEOs were eligible to participate in the following plans:

●	our 401(k) plan; and

●	our deferred compensation plan (“DCP”).

We established the 401(k) plan and the DCP in connection with the spinoff to maintain levels of benefits consistent with those of our former parent company. We offer retirement benefit plans in an effort to remain competitive with market practices, retain talented team members, assist team members in preparing for retirement, provide income to team members following retirement and, in the case of the DCP, provide benefits to eligible team members that are comparable, as a percentage of compensation, to benefits provided to team members whose compensation is not subject to limits under U.S. law. We froze the DCP as of January 1, 2025 (the “freeze date”). As of the freeze date, no new participants may enter the DCP and no new contributions (other than matching contributions attributable to participant contributions made prior to that date) may be made to the DCP by or on behalf of existing participants. We believe that the total retirement benefits we provide are comparable to the retirement benefits provided by other life sciences companies. Additionally, the cost of providing retirement benefits generally affects decisions regarding the types and amounts of other compensation and benefits that we may offer our team member population as a whole, but the provision of, or an NEO’s accumulated benefit under, our retirement plans generally does not

EXECUTIVE COMPENSATION

affect decisions regarding the types or amounts of other compensation paid to that NEO in a given year. The DCP is discussed in greater detail in the narrative following the Nonqualified Deferred Compensation in 2024 table.

Disability Compensation

During 2024, NEOs were eligible to participate in our Supplemental Individual Disability Insurance Plan. We ceased offering this plan effective January 1, 2025. During 2024, this plan was funded from our general assets, long-term disability insurance and individual disability insurance policies for which we paid. The plan provided disability benefits, as a percentage of total compensation, that were comparable to benefits provided to team members whose compensation was not limited for purposes of determining benefits payable under our base long-term disability insurance plan. When we ceased offering the Supplemental Individual Disability Insurance Plan, participants were given the opportunity to continue coverage under a separate individual policy that they paid for.

Perquisites

We provide executives with a limited range of perquisites or other benefits not generally available to all salaried team members. For 2024, these included the DCP and the Supplemental Individual Disability Insurance Plan discussed above.

THE COMMITTEE’S PROCESSES AND ANALYSES

Role of Committee and Input from Management. The committee is responsible for determining our executive compensation strategies, structure, policies and programs and specifically approves compensation actions relating to our NEOs. It does so with the goals of motivating our NEOs to achieve our strategic business goals and objectives and enhance long-term shareholder value. The committee considers the interests of shareholders and overall company performance in establishing compensation for our NEOs. The committee references national surveys and publicly available executive officer compensation data for similar companies and uses those as reference points when making compensation decisions with respect to our NEOs.

When setting compensation for our executives, the committee receives input from management and from Aon, the committee’s independent executive compensation consulting firm. Management assists the committee in establishing NEO compensation by providing information on company and individual performance, market data, and business needs, strategy and objectives. The committee also considers our CEO’s recommendations regarding adjustments to NEO compensation (other than his own, with respect to which he is not present for discussions, recommendations, or determinations).

The committee (which is made up of all independent members of the Board) reviews our CEO’s performance and determines his compensation, taking into consideration his achievement of specified goals and objectives and the company’s performance. The committee receives input and recommendations with respect to our CEO’s compensation from Aon.

The committee also reviews and approves actions related to other aspects of compensation that affect team members below the senior executive level, including compensation philosophy, annual incentive plan design and performance goals, equity award design, equity value ranges, and share pools.

Use of Peer Group Data. The committee reviews compensation data for a peer group of publicly traded companies, including other life sciences companies and companies with whom we compete for business

EXECUTIVE COMPENSATION

and for executive talent, as a market reference point for executive compensation levels, equity usage and incentive plan design, industry trend analysis, and for performance comparisons. The peer group data is one of several inputs the committee considers when making compensation determinations.

In determining potential peer companies, the committee, with assistance from its consultant, generally looked for companies within the same or similar industries with revenues reasonably comparable to those of the company and market capitalizations within the range of then-current projections for the company. At the time compensation recommendations were developed and decisions were made relating to 2024 compensation, the following 18 companies made up the peer group:

Alphatec Holdings, Inc.
Avanos Medical, Inc.
Bioventus Inc.
CONMED Corporation
Embecta Corp.
Envista Holdings Corporation
Globus Medical, Inc.
Haemonetics Corporation
ICU Medical, Inc.
Inogen, Inc.
Integer Holdings Corporation
Integra LifeSciences Holdings Corporation
LivaNova PLC
Merit Medical Systems, Inc.
Nevro Corp.
NuVasive, Inc.
Orthofix Medical Inc.
Varex Imaging Corporation

The committee routinely reviews the continuing relevancy of the companies in the peer group and makes changes as circumstances warrant. In August 2024, the committee reviewed the existing peer group and potential changes to the peer group with the assistance of Aon. As part of its review, the committee considered business focus, market capitalization, revenues, the public availability of compensation and financial performance information, and competition for executive talent. After considering these factors, the committee made the following changes to the peer group:

●	added Artivion, Inc., AtriCure, Inc., Glaukos Corporation, and Paragon 28, Inc.; and

●	removed Envista Holdings Corporation, Globus Medical, Inc., ICU Medical, Inc., Integer Holdings Corporation, and NuVasive, Inc.

Role of Compensation Consultant. In 2024, the committee engaged the services of Aon to provide advice and guidance to the committee, including with respect to review of the peer group, changes to compensation levels, the design of incentive plans, the setting of performance goals, and the design of other forms of compensation and benefits programs, as well as relevant information about market practices and trends. Typically, the consultant attends committee meetings, reviews existing compensation programs to ensure consistency with our compensation philosophy and current market practices, and produces the comparative information derived from peer group and published survey data that the committee reviews when setting compensation. The committee has reviewed applicable factors and determined that the work of Aon has not raised any conflicts of interest.

EXECUTIVE COMPENSATION

GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Equity Incentive Grant Practices
The committee generally expects to approve annual equity-based awards to NEOs at approximately the same time each year, typically on the day of its meeting in February or March. In 2024, the committee established a grant date in early March for annual equity grants to all eligible team members. The grant date timing was driven by these considerations:

●
It coincides with our calendar-year-based performance management cycle, allowing supervisors to communicate the equity award decisions close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance.

●	It follows the filing of our Annual Report on Form 10-K and our annual earnings release for the prior year.
The committee approves target grant values for equity awards to NEOs and other eligible team members prior to the grant date. On the grant date in 2024, those values were converted to a number of RSUs based on:

●	the average of the high and the low selling prices of our common stock on the grant date; and/or

●	the same valuation methodology we use to determine the accounting expense of the grants under ASC 718.
The committee has delegated authority to our CEO to grant a limited number of off-cycle awards to non-executive level team members for purposes of attracting new team members, retaining key team members, providing special recognition, and otherwise as the CEO may determine in his discretion to reward team member performance. The CEO made no such awards in 2024.
The committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We have not granted stock options since 2022.

Executive Stock Ownership Guidelines

Our NEOs are subject to stock ownership guidelines set by the committee, as shown in the table below. The committee oversees compliance with these guidelines and periodically reviews the guidelines.

Executive Stock Ownership Guidelines
Level	Value of Shares or Units to be Owned as a Multiple of Base Salary
CEO	5x
CFO	3x
Other NEOs	2x
NEOs have a period of five years to reach the guideline level of owner sh
ip. The committee counts the value of long shares and time-based RSUs toward these guidelines. The committee does not count the value of unearned PRSUs or stock options, whether vested or unvested, toward these guidelines. NEOs must hold 100% of shares acquired through option exercises or vesting of RSUs or PRSUs (other than to pay option exercise costs and/or cover any required tax withholding obligation) until the minimum ownership requirements have been met. All NEOs are in compliance with the guidelines or are within the time period prior to required compliance. We have approved procedures by which every executive officer must obtain clearance prior to selling any shares of our common stock, in part to ensure no executive falls out of compliance with the guidelines.

EXECUTIVE COMPENSATION

Compensation Recovery (Clawback) Policy

In order to further align management’s interests with the interests of shareholders, to support good governance practices, and to comply with Nasdaq listing rules, the company maintains a robust compensation recovery policy (commonly known as a clawback policy) applicable to all incentive-based compensation received by our Section 16 officers. In accordance with the policy, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the committee will determine the excess of the amount of incentive-based compensation received by Section 16 officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. The company will provide each such officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the policy provides that the company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards.

In addition to the above-described compensation recovery policy, our equity incentive plan and related award agreements contain provisions that permit the committee, in its discretion, to require a participant to forfeit his or her right to any unvested portion of an award and, to the extent that any portion of an award has previously vested, to return to us the shares of common stock covered by the award or any cash proceeds the participant received upon the sale of such shares, in the event that the participant engages in activity that is deemed detrimental to our interests, including, but not limited to, breach of restrictive covenants or violations of our Code of Business Conduct and Ethics or other policies, procedures, or standards.

Prohibition on Hedging and Pledging

Our Stock Trading Policy prohibits all members of our Board, all executive officers, all team members at or above a director level and certain other designated team members (as well as such individuals’ family members, others living in their home and any entities that such individuals influence or control) from the following:

●

purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of ZimVie securities that such person holds, directly or indirectly, whether or not the ZimVie securities were acquired as part of his or her compensation;

●	engaging in short sales of ZimVie securities; and

●	holding ZimVie securities in a margin account or otherwise pledging ZimVie securities as collateral for a loan.

The prohibition on hedging included in our Stock Trading Policy does not preclude covered persons from engaging in general portfolio diversification or investing in broad-based index funds.

EXECUTIVE COMPENSATION

Tax Deductibility of Executive Compensation

The committee views the tax deductibility of compensation as one of many factors to be considered in the design of our executive compensation program. Section 162(m) of the Internal Revenue Code (the “Code”) limits our ability to deduct for U.S. tax purposes compensation in excess of $1.0 million that is paid to certain executive officers. In determining the compensation paid or awarded to our NEOs, the committee seeks to achieve the objectives of our compensation program, including attracting, retaining, motivating and sustaining high performing executive talent and incentivizing the achievement of both short-and long-term results through the alignment of rigorous performance goals and pay. In structuring our compensation program in a manner consistent with these objectives, the committee may approve compensation that is not fully deductible for U.S. tax purposes if the committee believes it will contribute to the achievement of our business objectives and is in our best interests and the best interests of our shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors consists of the five directors named below, each of whom meets the independence standards of the Board’s Corporate Governance Guidelines, Nasdaq listing standards, and applicable securities laws.

We reviewed and discussed with management the Compensation Discussion and Analysis that precedes this report. Based on our review and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ZimVie’s Annual Report on Form 10-K for the year ended December 31, 2024 and this proxy statement.

Compensation Committee

Sally Crawford, Chair

Vinit Asar

David King

Richard Kuntz, M.D., M.Sc.

Karen Matusinec

EXECUTIVE COMPENSATION

2024 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to or earned by our NEOs for the years ended December 31, 2024, 2023 and 2022. Amounts for the first two months of 2022, prior to the spinoff, represent compensation paid to our NEOs by Zimmer Biomet.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Vafa Jamali President and CEO	2024	818,461	6,367,343	—	—	24,065	7,209,869
	2023	800,000	3,000,002	—	402,400	24,542	4,226,944
	2022	773,462	6,000,035	3,000,019	556,892	80,805	10,411,213
Richard Heppenstall EVP, CFO and Treasurer	2024	475,477	1,839,114	—	—	24,512	2,339,103
	2023	454,500	1,000,015	—	182,891	27,980	1,665,386
	2022	453,462	1,500,021	500,012	261,194	35,169	2,749,858
Heather Kidwell SVP, Chief Legal, Compliance, and Human Resources Officer and Corporate Secretary	2024	451,169	1,069,565	—	—	23,458	1,544,283
	2023	427,323	500,007	—	118,219	22,994	1,068,543
	2022	355,692	600,018	200,012	128,049	20,777	1,304,548
Indraneel Kanaglekar SVP, Chief Commercial Officer	2024	391,004	966,597	—	—	23,093	1,380,548
	2023	360,500	680,002	—	78,084	21,152	1,139,738
	2022	358,077	900,027	300,012	154,689	21,734	1,734,539

(1)

The amounts in the “Stock Awards” column do not represent amounts the NEOs received or are entitled to receive; rather, the reported amounts represent the aggregate grant date fair value of stock awards granted in that year computed in accordance with ASC 718. For a discussion of the method of valuation and any assumptions made in the valuation of these awards, see Note 5 to the Consolidated Financial Statements included in our 2024 Form 10-K.

The 2024 stock awards reported in the table consist of (a) annual awards of RSUs to all NEOs and (b) the incremental fair value resulting from the conversion of outstanding 2023 PRSU awards held by each NEO to RSU awards in September 2024 following the sale of our spine business. See “Compensation Discussion and Analysis – Equity Incentives – Conversion of 2023 PRSUs Following Sale of Spine Segment” and Note 5 to the Consolidated Financial Statements included in our 2024 Form 10-K. Pursuant to accounting guidance prescribed under ASC 718, the conversions resulted in grant modifications, which in accordance with SEC rules are reportable in this “Stock Awards” column. The incremental fair value is determined by comparing the aggregate fair value of the outstanding awards immediately before and after the modification.

The 2023 stock awards reported in the table consist of annual awards of RSUs and PRSUs to all NEOs. These PRSU awards were subject to performance conditions and the amount reported in the “Stock Awards” column represented the grant date fair value based upon the probable outcome of the performance conditions at the date of grant. These PRSUs were subject to internal performance goals (cumulative constant currency third-party net sales and cumulative adjusted EBITDA margin) over a three-year performance period. As noted above, in 2024, these PRSUs were converted to RSUs, with the incremental fair value resulting from such conversion being included in the 2024 row for each NEO.

The 2022 stock awards reported in the table consist of: (a) annual awards of RSUs to all NEOs; (b) a special one-time award of RSUs to all NEOs in recognition of their efforts related to the spinoff; and (c) for Mr. Jamali, a make-whole RSU award pursuant to the terms of the revised offer letter dated January 31, 2021 by and between Zimmer Biomet and Mr. Jamali in recognition of a potential equity loss related to his change in employment to join Zimmer Biomet. For a discussion of the method of valuation and any assumptions made in the valuation of these awards, see Note 5 to the Consolidated Financial Statements included in our 2022 Form 10-K.

EXECUTIVE COMPENSATION

The following table presents the grant date fair value of the RSUs we granted in 2024 and the incremental fair value attributable to the conversion of the 2023 PRSUs to RSUs following the sale of our spine business, both calculated in accordance with ASC 718.

Name	Grant Date Fair Value of RSUs Granted in 2024 ($)	Incremental Fair Value of Converted PRSUs to RSUs ($)
Vafa Jamali	4,750,000	1,617,343
Richard Heppenstall	1,300,000	539,114
Heather Kidwell	800,000	269,565
Indraneel Kanaglekar	600,000	366,597

The following table presents the grant date fair value of the PRSUs we granted in 2023 included in the “Stock Awards” column for that year, and the grant date fair value of these awards assuming that the highest level of performance conditions would be achieved. As noted above, these PRSUs were converted to RSUs in 2024 and therefore were no longer outstanding following such conversion.

	2023 PRSU Awards
Name	Grant Date Fair Value (Based on Probable Outcome) ($)	Grant Date Fair Value (Based on Maximum Performance) ($)
Vafa Jamali	1,500,001	2,250,002
Richard Heppenstall	500,007	750,011
Heather Kidwell	250,004	375,005
Indraneel Kanaglekar	340,001	510,001

(2)

The amounts in the “Option Awards” column do not represent amounts the NEOs received or are entitled to receive; rather, the reported amounts represent the aggregate grant date fair value of option awards granted in that year computed in accordance with ASC 718. For a discussion of the assumptions made in the valuation of our stock options, see Note 5 to the Consolidated Financial Statements included in our 2024 Form 10-K. The 2022 option awards reported in the table include: (a) annual awards of stock options to all NEOs; and (b) for Mr. Jamali, a make-whole stock option award pursuant to the terms of the revised offer letter dated January 31, 2021 by and between Zimmer Biomet and Mr. Jamali in recognition of a potential equity loss related to his change in employment to join Zimmer Biomet.

(3)

For 2024, 2023 and 2022, amounts reported consist of the annual cash incentive award under the EAIP. As described in “Compensation Discussion and Analysis – Cash Incentives,” the NEOs elected to forgo the adjusted cash payouts (following the committee’s exercise of negative discretion) at 47.5% of target under the EAIP for 2024 to increase the payout to all other eligible team members.

(4)	Amounts reported for 2024 include the following:

		Vafa Jamali ($)	Richard Heppenstall ($)	Heather Kidwell ($)	Indraneel Kanaglekar ($)
Company matching contributions to 401(k) plan		20,700	20,700	20,700	20,700
Supplemental Individual Disability Insurance Plan premiums		3,365	3,812	2,848	2,393
	Total	24,065	24,512	23,548	23,093

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS IN 2024

The following table sets forth non-equity incentive plan arrangements and equity awards granted to our NEOs in 2024, as well as the incremental fair value from the conversion of 2023 PRSUs to RSUs following the sale of our spine business in 2024.

Name	Grant Date	Date of Comp. Committee Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
			Threshold ($)	Target ($)	Maximum ($)

(a)	(b)		(c)	(d)	(e)	(i)	(l)
Vafa Jamali	—	—	222,000	888,000	1,332,000
RSUs	03/07/24	02/26/24				270,193	4,750,000
Conversion(3)	09/11/24	08/20/24				—	1,617,343
Richard Heppenstall	—	—	95,095	380,381	570,572
RSUs	03/07/24	02/26/24				73,948	1,300,000
Conversion(3)	09/11/24	08/20/24				—	539,114
Heather Kidwell	—	—	66,849	267,394	401,091
RSUs	03/07/24	02/26/24				45,506	800,000
Conversion(3)	09/11/24	08/20/24				—	269,565
Indraneel Kanaglekar	—	—	58,561	234,602	351,903
RSUs	03/07/24	02/26/24				34,130	600,000
Conversion(3)	09/11/24	08/20/24				—	366,597

(1)

Amounts in the first line associated with each executive’s name consist of the cash incentive opportunity amounts under the EAIP for 2024. As described in “Compensation Discussion and Analysis – Cash Incentives,” all NEOs elected to forgo the adjusted cash payout under the EAIP for 2024 to increase the payouts to all other eligible team members.

(2)

The values reported in this column represent the grant date fair value of stock awards computed in accordance with ASC 718 and may differ from the values represented in the Summary Compensation Table due to rounding. See footnote (1) to the Summary Compensation Table for additional information regarding the determination of grant date fair value of stock awards.

(3)

Amounts in this row represent the incremental fair value associated with the conversion of the 2023 PRSUs to RSUs following the sale of our spine business and do not reflect a new grant. The grant date shown is the date of conversion for the awards and the grant date fair value shown is the incremental fair value of the awards as of the conversion date in accordance with ASC 718, as described in footnote (1) to the Summary Compensation Table.

Non-Equity Incentive Plan Awards. The non-equity incentive plan awards reflected in the first row of the table for each NEO in columns (c) through (e) represent the annual cash incentive opportunity under the EAIP for 2024. Material terms of the awards, including a discussion of the applicable performance measures and target and actual performance for 2024, are described in the CD&A. As shown in column (g) of the Summary Compensation Table, the NEOs did not receive any payouts under the EAIP for 2024 due to their decision to forgo a cash payout for 2024 to increase the payouts to all other eligible team members.

RSU Awards. The equity awards reflected in column (i) were granted under the 2022 Stock Incentive Plan and represent RSUs. For all NEOs, these RSUs were annual RSUs that had a grant date fair value of $17.58 per unit and vest one-third per year on each of the first, second and third anniversaries of the grant date, subject to continued employment. Material terms of the RSUs are described in the CD&A.

Incremental Fair Value Associated with Conversions Due to Sale of Spine Business. The amounts related to the conversions discussed in footnote (3) reflect the incremental fair value attributed to each NEO resulting from the conversion of 2023 PRSU awards to RSU awards following the sale of our spine business in 2024. Pursuant to accounting guidance prescribed under ASC 718, the adjustments resulted in grant modifications with incremental fair value in an amount determined by comparing the aggregate fair value of the outstanding awards immediately before and after the modification. Please see footnote (1) to the Summary Compensation Table for more information.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by the NEOs as of December 31, 2024.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
(a)		(b)	(c)	(e)	(f)	(g)		(h)
Vafa Jamali	04/01/2022	82,441	41,220	23.44	04/01/2032
	03/10/2022	81,901	40,950	24.02	03/10/2032
	03/01/2021	150,208	50,068	32.42	03/01/2031
	02/25/2021	129,157	43,049	32.26	02/25/2031
	03/07/2024					270,194	(4)	3,769,206
	05/15/2023					145,138	(5)	2,024,675
	05/15/2023					96,758	(4)	1,349,774
	04/01/2022					21,331	(4)	297,567
	03/10/2022					20,815	(4)	290,369
	03/01/2021					13,694	(6)	191,031
Richard Heppenstall	03/10/2022	27,301	13,650	24.02	03/10/2032
	10/01/2021	49,243	16,412	29.26	10/01/2031
	03/07/2024					73,948	(4)	1,031,575
	05/15/2023					48,380	(5)	674,901
	05/15/2023					32,253	(4)	449,929
	03/10/2022					6,938	(4)	96,785
	10/01/2021					4,340	(6)	60,543
Heather Kidwell	03/10/2022	10,921	5,460	24.02	03/10/2032
	02/25/2021	7,108	2,367	32.26	02/25/2031
	02/21/2020	14,090	—	31.03	02/21/2030
	02/26/2019	13,278	—	24.37	02/26/2029
	03/20/2018	10,602	—	22.54	03/20/2028
	02/20/2018	14,953	—	23.56	02/20/2028
	03/21/2017	7,388	—	24.01	03/21/2027
	03/21/2016	5,270	—	20.49	03/21/2026
	03/07/2024					45,507	(4)	634,823
	05/15/2023					24,190	(5)	337,451
	05/15/2023					16,126	(4)	224,958
	03/10/2022					2,775	(4)	38,711
Indraneel Kanaglekar	03/10/2022	16,381	8,190	24.02	03/10/2032
	07/01/2021	7,050	2,348	31.90	07/01/2031
	02/25/2021	7,839	2,611	32.26	02/25/2031
	02/21/2020	12,059	—	31.03	02/21/2030
	02/26/2019	6,636	—	24.37	02/26/2029
	03/20/2018	9,429	—	22.54	03/20/2028
	09/01/2017	2,528	—	22.48	09/01/2027
	03/21/2017	7,997	—	24.01	03/21/2027
	03/07/2024					34,130	(4)	476,114
	05/15/2023					32,898	(5)	458,927
	05/15/2023					21,931	(4)	305,937
	03/10/2022					4,163	(4)	58,074
	07/01/2021					592	(6)	8,258

(1)

Stock options granted prior to 2022, other than those granted on February 20, 2018, will vest 25% per year on each of the first, second, third and fourth anniversaries of the grant date, subject to continued employment. Stock options granted on February 20, 2018 vested on the second anniversary of the grant date. Stock options granted in 2022 will vest in thirds per year on each of the first, second and third anniversaries of the grant date, subject to continued employment. Option awards may vest on an accelerated basis after the NEO has held the award for at least one year if the NEO reaches age 60 or retires, or if the NEO’s employment is terminated involuntarily without cause and the NEO signs a general release of claims in favor of the company.

EXECUTIVE COMPENSATION

(2)

The option exercise price for options granted prior to 2022 is equal to the average of the high and low selling prices of Zimmer Biomet’s common stock as reported by the New York Stock Exchange on the date of grant, as adjusted to reflect the spinoff. The option exercise price for options granted in 2022 is equal to the average of the high and low selling prices of our common stock as reported by Nasdaq on the date of grant.

(3)

Market value is calculated by multiplying the number of units in column (g) by $13.95, the closing price of our common stock as reported by Nasdaq on the last trading day of the year, December 31, 2024.

(4)	These RSUs will vest one-third per year on each of the first, second and third anniversaries of the grant date, subject to continued employment.

(5)

These RSUs were converted from PRSUs following the sale of our spine business as described in footnote (1) to the Summary Compensation Table and will cliff vest on the third anniversary of the grant date, subject to continued employment.

(6)	These RSUs will vest one-fourth per year on each of the first, second, third and fourth anniversaries of the grant date, subject to continued employment.

OPTION EXERCISES AND STOCK VESTED IN 2024

The following table sets forth information regarding stock options exercised by the NEOs and RSUs held by the NEOs that vested, in each case, during 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
(a)	(b)	(c)	(d)	(e)
Vafa Jamali	—	—	143,408	2,565,866
Richard Heppenstall	—	—	27,408	459,407
Heather Kidwell	—	—	13,004	225,721
Indraneel Kanaglekar	—	—	18,113	313,729

(1)

Value realized on exercise is calculated on the basis of the difference between the exercise price and the closing price of our common stock as reported by Nasdaq on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.

(2)	Represents the number of shares acquired on vesting, prior to shares being withheld for taxes. The net shares are subject to retention requirements under our stock ownership guidelines.

(3)

Value realized on vesting is calculated by multiplying the closing price of our common stock on Nasdaq on the date of vesting (or the immediately preceding trading day, if the date of vesting is not a trading day) by the number of shares of common stock that vested.

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION IN 2024

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Balance at Last FYE(2) ($)
(a)	(b)	(c)	(d)	(f)
Vafa Jamali
DCP	–	–	160,539	1,289,677
Richard Heppenstall
DCP	–	–	74,792	502,277
Heather Kidwell
DCP	–	–	–	–
Indraneel Kanaglekar
DCP	–	–	–	–

(1)	The amounts shown in this column are not reported as compensation in the Summary Compensation Table as they do not represent above-market or preferential earnings on deferred compensation.

(2)

Of the amounts shown in this column (including any amounts that would be shown in this column absent a decrease in value), the following amounts are or were previously reported in the Summary Compensation Table:

Name	Aggregate Amount Reported in the Summary Compensation Table of This and Prior Proxy Statements($)
Vafa Jamali
DCP	975,104
Richard Heppenstall
DCP	362,361
Heather Kidwell
DCP	–
Indraneel Kanaglekar
DCP	–

Narrative Discussion

Deferred Compensation Plan. We adopted the DCP effective as of January 1, 2022. Each of our NEOs was eligible to participate in the DCP in 2024. We froze the DCP as of January 1, 2025 (the “freeze date”). As of the freeze date, no new participants may enter the plan and no new contributions (other than matching contributions attributable to participant contributions made prior to that date) may be made to the plan by or on behalf of existing participants. Prior to the freeze date, the DCP provided eligible team members with the opportunity to defer each year, on a pre-tax basis, up to 50% of base salary and up to 95% of annual incentive awards. We matched 100% of a participant’s contributions, up to a maximum of 6% of his or her aggregate base salary and annual incentive award, minus our matching contributions under our 401(k) savings plan. An executive must have been employed on December 31 of the year the compensation was earned to be eligible to receive our matching contributions, unless termination of employment was due to the executive’s death, disability or retirement, as defined in the DCP. Our matching contributions will vest 25% per year of service. Service with Zimmer Biomet before the separation is included as service with ZimVie. If a participant is terminated for cause (as defined in the DCP), then the participant will forfeit all amounts in his or her ZimVie matching contribution account.

The DCP does not offer any above-market rates of return. Participants are able to select from various investment alternatives to serve as the measure of investment earnings on their accounts, and our contributions follow the investment direction of participant contributions.

EXECUTIVE COMPENSATION

Amounts deferred under the DCP remain subject to the claims of our creditors in the event of our bankruptcy or insolvency. When payments come due under the DCP, we will distribute cash from our general assets. The DCP does not permit loans. During employment, the DCP does not permit hardship distributions of vested amounts prior to the scheduled payment date except in the event of an unforeseeable emergency and only if the financial hardship resulting from the unforeseeable emergency cannot be relieved by other means, including cessation of deferrals under the DCP.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

The table below reflects the estimated amount of compensation payable to each of the NEOs in the event of his or her termination of employment. The table shows the potential compensation payable to each NEO upon a termination in connection with a change in control, voluntary resignation, retirement, death, disability, company-initiated (with cause) termination, and company-initiated (without cause) termination, assuming such termination was effective as of December 31, 2024. The table and footnotes exclude certain amounts payable pursuant to plans that do not discriminate in favor of executive officers and that are available generally to all salaried team members. The amounts shown are only estimates of the amounts that would be payable to the NEOs upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

	Termination Scenario
Compensation Components	Change in Control($)	Voluntary Resignation($)	Retirement($)	Death($)	Disability($)	Company- Initiated (with Cause)($)	Company- Initiated (without Cause)($)
Vafa Jamali
Severance – Salary(1)	2,060,000	—	—	—	—	—	1,648,000
Severance – Cash Incentive Award(2)	2,266,000	—	—	—	—	—	1,812,000
2024 Annual Cash Incentive Award(3)	888,000	—	—	649,128	649,128	—	—
RSUs (accelerated)(4)	7,922,624	—	—	4,153,417	—	—	—
DCP(5)	1,289,677	1,270,001	1,270,001	1,270,001	1,270,001	1,270,001	1,270,001
Health and Welfare(6)	48,166	—	—	—	—	—	48,166
Disability(7)	—	—	—	—	4,269,474	—	—
Outplacement(8)	25,000	—	—	—	—	—	25,000
Richard Heppenstall
Severance – Salary(1)	963,540	—	—		—	—	481,770
Severance – Cash Incentive Award(2)	770,832	—	—	—	—	—	385,416
2024 Annual Cash Incentive Award(3)	380,381	—	—	278,059	278,059	—	—
RSUs (accelerated)(4)	2,313,733	—	—	1,282,158	—	—	—
DCP(5)	502,277	496,433	496,433	496,433	496,433	496,433	496,433
Health and Welfare(6)	53,651	—	—	—	—	—	26,826
Disability(7)	—	—	—	—	1,608,311	—	—
Outplacement(8)	25,000	—	—	—	—	—	25,000
Heather Kidwell
Severance – Salary(1)	915,040	—	—	—	—	—	457,520
Severance – Cash Incentive Award(2)	549,024	—	—	—	—	—	274,512
2024 Annual Cash Incentive Award(3)	267,394	195,465	195,465	195,465	195,465	—	—
RSUs (accelerated)(4)	1,235,942	601,119	601,119	601,119	601,119	601,119	601,119
Health and Welfare(6)	48,166	—	—	—	—	—	24,083
Disability(7)	—	—	—	—	1,038,885	—	—
Outplacement(8)	25,000	—	—	—	—	—	25,000
Indraneel Kanaglekar
Severance – Salary(1)	800,310	—	—	—	—	—	400,155
Severance – Cash Incentive Award(2)	480,186	—	—	—	—	—	240,093
2024 Annual Cash Incentive Award(3)	234,602	—	—	171,494	171,494	—	—
RSUs (accelerated)(4)	1,307,310	—	—	831,197		—	—
Health and Welfare(6)	53,651	—	—	—	—	—	26,826
Disability(7)	—	—	—	—	965,554	—	—
Outplacement(8)	25,000	—	—	—	—	—	25,000

EXECUTIVE COMPENSATION

(1)

Amount shown in “Change in Control” column represents two and one-half times (for Mr. Jamali) or two times (for each of the other NEOs) the NEO’s base salary in effect as of December 31, 2024, which amount would have been payable in the event of a change in control of us and the NEO’s termination of employment by us without cause or by the NEO with good reason pursuant to the change in control severance agreements we have with each of the NEOs. See the narrative that follows this table for a description of the change in control severance agreements. Amount shown in “Company-Initiated (without Cause)” column represents two times (for Mr. Jamali) or one times (for each of the other NEOs) the NEO’s base salary in effect as of December 31, 2024, which amount would have been payable pursuant to the terms of our Executive Severance Plan in the event of the NEO’s involuntary termination of employment without cause on December 31, 2024. See the narrative that follows this table for a description of the Executive Severance Plan.

(2)

Amount shown in “Change in Control” column represents two and one-half times (for Mr. Jamali) or two times (for each of the other NEOs) the NEO’s target annual incentive award (computed based on the annualized base salary in effect as of December 31, 2024), which amount would have been payable in the event of a change in control of us and the NEO’s termination of employment by us without cause or by the NEO with good reason pursuant to the change in control severance agreement we have with each of the NEOs. Amount shown in “Company-Initiated (without Cause)” column represents two times (for Mr. Jamali) or one times (for each of the other NEOs) the NEO’s target annual incentive award (computed based on the annualized base salary in effect as of December 31, 2024), which severance would have been payable pursuant to the terms of our Executive Severance Plan in the event of the NEO’s involuntary termination of employment without cause on December 31, 2024.

(3)

Amount represents the amount payable to the NEO under the annual cash incentive plan for 2024 assuming the NEO terminated employment effective December 31, 2024 as a result of the specified termination event. Amount in “Change in Control” column represents the NEO’s target award under the EAIP for 2024 as reported in column (d) of the “Grants of Plan-Based Awards in 2024” table. Amount in “Death” and “Disability” columns represents the amount earned for 2024 prior to the exercise of negative discretion and prior to the decision by the NEOs to forego an annual cash incentive plan payout for 2024. For an NEO whose termination of employment would meet the definition of Retirement under the annual cash incentive plan, amount in “Voluntary Resignation” and “Retirement” columns represents the amount earned for 2024 prior to the exercise of negative discretion and prior to the decision by the NEOs to forego an annual cash incentive plan payout for 2024.

(4)

Amount represents the value of unvested RSUs held by the NEO that would vest as a result of the specified termination event. For all NEOs, this value is calculated by multiplying the number of unvested units that would vest by $13.95, the closing price of our common stock on Nasdaq on the last trading day of the year, December 31, 2024. Upon termination of employment following a change in control, all unvested RSUs would vest. Upon death, all unvested RSUs that have been held for at least one year would vest. Upon termination of employment under all other scenarios, for an NEO whose termination of employment would meet the definition of Retirement under the 2022 Stock Incentive Plan, all unvested RSUs that have been held for at least one year would vest.

(5)

For all columns other than “Change in Control,” amount represents the NEO’s vested account balance in the DCP as of December 31, 2024. Amount in “Change in Control” column represents the NEO’s vested account balance in the DCP plus unvested employer contributions as of December 31, 2024. The NEOs were generally eligible to participate in the DCP in 2024. See “NONQUALIFIED DEFERRED COMPENSATION IN 2024 – Narrative Discussion – Deferred Compensation Plan” for more information about this plan, including available forms of payment and material conditions applicable to receipt of payments.

(6)

Amount shown in “Change in Control” column represents the estimated cost of health and welfare benefits to be provided to the NEO in the event of a change in control and qualifying termination of employment under the change in control severance agreements we have with each of the NEOs. Amount shown in the “Company-Initiated (without Cause)” column represents the then-current monthly COBRA premium based upon the group health insurance (medical and dental but excluding vision) in effect the day before the assumed date of termination of employment of December 31, 2024, multiplied by 24 for Mr. Jamali and by 12 for the other NEOs, as provided for by the Executive Severance Plan.

(7)

The NEOs were generally eligible to participate in our Supplemental Individual Disability Insurance Plan in 2024. The amount for each of the NEOs represents the present value of his or her benefit under the plan assuming he or she became disabled effective December 31, 2024. Under the plan as in effect as of that date, a participant would be entitled to a monthly benefit equal to 70% of his or her monthly base earnings (including salary, the average of the annual incentive earned for the year preceding the date of disability and the target annual bonus for the year in which the disability occurred) reduced by the benefits payable under our base long-term disability insurance plan, supplemental insurance policy and certain other sources of income (including social security disability benefits). Benefits would be payable until the earliest of the following: (1) the date the participant ceases to be totally disabled; (2) the date the participant accepts or refuses a job we offer to him or her at a salary at least equal to that which he or she was earning immediately prior to becoming disabled; or (3) the participant’s 65th birthday (or a later date if benefits commenced under the plan after the participant reached age 63 1/2). The present value was determined by discounting the expected benefit payments using an interest rate of 4.5% and a basic disability mortality and recovery table. The present value excludes benefits payable under our base long-term disability insurance plan, which does not discriminate in favor of executive officers and is available generally to all salaried employees. The present value does include the benefit payable under the insured, supplemental insurance policy because that benefit is paid for by us but is not available to all salaried employees.

(8)	Amount represents the estimated cost of outplacement services to be provided to the NEO in the event of termination of employment as a result of the specified termination event.

EXECUTIVE COMPENSATION

CHANGE IN CONTROL SEVERANCE ARRANGEMENTS

Change in Control Severance Agreement with Vafa Jamali

We have entered into a Change in Control Severance Agreement with Mr. Jamali. The agreement provides for benefits only upon the occurrence of both a change in control during the term of the agreement and either (i) an involuntary termination of employment without “cause” (as defined in the agreement) or (ii) a voluntary termination of employment with “good reason” (as defined in the agreement). If both triggers occur, Mr. Jamali will receive a lump sum payment equal to two and one-half times the sum of his base salary and target annual incentive award. In addition, Mr. Jamali will receive a payout of any unpaid incentive compensation allocated or awarded to him for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to him for the current calendar year (assuming for this purpose that all performance conditions for such awards have been met).

The agreement also provides that if prior to a change in control, Mr. Jamali’s employment is terminated without cause at the direction of a person who has entered into an agreement with us, the consummation of which would constitute a change in control, or by Mr. Jamali for good reason where the circumstance or event which constitutes good reason occurs at the direction of such person, Mr. Jamali will be entitled to a lump-sum severance payment equal to two and one-half times the sum of his base salary and the amount of the largest aggregate annual bonus paid to him with respect to the three years immediately prior to the year in which a notice of termination is given. In addition, in the circumstances described in the preceding sentence, Mr. Jamali will receive a payout of any unpaid incentive compensation allocated or awarded to him for the completed calendar year preceding the date of termination, provided that the performance conditions applicable to such incentive compensation are met, and an amount equal to a pro rata portion to the date of termination of the average annual award paid to Mr. Jamali under our incentive compensation plans during the three years immediately prior to the year in which the notice of termination was given.

If both triggers occur, this agreement also provides that, unless otherwise provided for under a written award agreement, (i) all outstanding stock options granted to Mr. Jamali will become immediately vested and exercisable, (ii) all time-based restrictions on restricted shares and RSUs will immediately lapse, and (iii) with respect to PRSUs, the number of shares or units that will be earned will be the greater of (a) the target number, or (b) the number that would have been earned based on actual performance through the date of the change in control. In addition, Mr. Jamali will receive a cash amount equal to the unvested portion, if any, of our matching contributions (and attributable earnings) credited to him under our savings plan, a lump-sum payment equal to two times the annual premium value for life insurance coverage (to the extent we are unable to provide such life insurance coverage for two years post-termination) and a lump-sum payment equal to two years of COBRA premiums for medical and dental insurance in effect immediately prior to his termination. Mr. Jamali will also receive reasonable outplacement services for up to six months post-termination (with a value not to exceed $25,000). To receive the severance benefits provided under the agreement, Mr. Jamali will be required to sign a general release of any claims against us and must enter into or affirm a non-compete agreement.

Change in Control Severance Agreements with Other Executive Officers

We also have entered into Change in Control Severance Agreements with our other NEOs.

These agreements provide for benefits only upon the occurrence of both a change in control during the term of the agreements and either (i) an involuntary termination of employment without “cause” (as defined in the agreements) or (ii) a voluntary termination of employment with “good reason” (as defined in the agreements). If both triggers occur, the NEO will receive a lump sum payment equal to two times the sum of his or her base salary and target annual incentive award. In addition, the NEO will receive a payout of any unpaid incentive compensation allocated or awarded for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards for the current calendar year (assuming for this purpose that all performance conditions for such awards have been met).

These agreements also provide that if prior to a change in control, the NEO’s employment is terminated without cause at the direction of a person who has entered into an agreement with us, the consummation of which would constitute a change in control, or by the NEO for good reason where the circumstance or event which constitutes good reason occurs at the direction of such person, the NEO will receive a lump-sum severance payment equal to two times the sum of his or her base salary and the amount of the largest aggregate annual bonus paid to him or her with respect to the

EXECUTIVE COMPENSATION

three years immediately prior to the year in which the notice of termination is given. In addition, in the circumstances described in the preceding sentence, the NEO will receive a payout of any unpaid incentive compensation allocated or awarded for the completed calendar year preceding the date of termination, provided that the performance conditions applicable to such incentive compensation are met, and an amount equal to a pro rata portion to the date of termination of the average annual award paid to the NEO under our incentive compensation plans during the three years immediately prior to the year in which the notice of termination was given.

If both triggers occur under these agreements, the agreements provide that, unless otherwise provided for under a written award agreement, (i) all outstanding stock options granted to the NEO will become immediately vested and exercisable, (ii) all time-based restrictions on restricted shares and RSUs will immediately lapse, and (iii) with respect to PRSUs, the number of shares or units that will be earned will be the greater of (a) the target number, or (b) the number that would have been earned based on actual performance through the date of the change in control. In addition, the NEO will receive a cash amount equal to the unvested portion, if any, of our matching contributions (and attributable earnings) credited to him or her under our savings plan, a lump-sum payment equal to two times the annual premium value for life insurance coverage (to the extent we are unable to provide such life insurance coverage for two years post-termination) and a lump sum amount equal to two years of COBRA premiums for medical and dental insurance in effect immediately prior to his or her termination. The NEO will also receive reasonable outplacement services for up to six months post-termination (with a value not to exceed $25,000). To receive the severance benefits provided under the agreements, the NEO will be required to sign a general release of any claims against us and must enter into or affirm a non-compete agreement.

None of the change in control severance agreements includes any tax gross-up provisions.

EXECUTIVE SEVERANCE PLAN

We have adopted an Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides payments and benefits to certain eligible members of ZimVie’s executive leadership team, including each of our NEOs, following a termination by ZimVie of a participant’s employment, unless his or her employment is terminated for misconduct or certain other reasons specified in the Executive Severance Plan. Upon a qualifying termination, a participant is eligible to receive: (i) a lump-sum severance amount equal to two times (for our CEO) or one times (for other participants) the sum of his or her annualized base salary in effect when the termination occurs, plus his or her target annual bonus amount in effect when the termination occurs; (ii) if such termination occurs on or after January 1 but prior to the payment date for bonuses related to the previous calendar year, a lump-sum amount equal to the bonus he or she would have received under the annual cash incentive plan, if any, had he or she remained employed on the payment date; (iii) a lump-sum amount equal to the monthly COBRA premium for medical and dental insurance in effect the day prior to the termination date, multiplied by 24 for our CEO and by 12 for other participants; and (iv) outplacement services with a value not to exceed $25,000. Payments and benefits under the Executive Severance Plan are conditioned on a participant signing a general release of claims. Such severance payments and benefits are in some circumstances subject to offset by the participants’ short-term disability benefits and any severance benefits required to be paid by applicable law.

CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENTS

We have entered into Confidentiality, Non-Competition and Non-Solicitation Agreements with each of our NEOs. These agreements provide that the NEO is restricted from competing with us for a period of 18 months following termination of employment within a specified territory and, under certain circumstances, provide for payments to the NEO following his or her severance benefit period until the expiration of the non-compete period if the NEO is denied specific employment due to the non-compete agreement. These monthly payments will equal the lesser of the NEO’s monthly base pay at the time of his or her separation of employment from us or the monthly compensation that would have been offered to him or her from the competing organization. These agreements also contain provisions prohibiting disclosure by the NEO of confidential information, provisions regarding ownership of inventions, return of confidential information and ZimVie property, a covenant not to solicit customers or employees or interfere in business relationships and a covenant not to disparage us.

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (as defined in Item 402(v)) and performance.

Year (a)	Summary Compensation Table Total for Principal Executive Officer (PEO) ($) (1)(2) (b)	Compensation Actually Paid to PEO ($) (3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)(4) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (5) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in millions) ($) (h)	Third-Party Net Sales from Continuing Operations (in millions) ($) (8) (i)
					Total Shareholder Return ($) (6) (f)	Peer Group Total Shareholder Return ($) (6)(7) (g)
2024	7,209,869	5,546,716	1,754,693	1,484,303	54,64	84,.33	(26)	449.7
2023	4,226,944	7,518,149	1,262,443	1,664,201	69.53	81.15	(393)	457.2
2022	10,411,213	3,437,772	1,966,580	949,979	36.58	83.13	(64)	459.7

(1)
The PEO for 2024, 2023 and 2022 was Vafa Jamali. The non-PEO NEOs for 2024 were Richard Heppenstall, Heather Kidwell, and Indraneel Kanaglekar, for 2023 were Richard Heppenstall, Indraneel Kanaglekar, Rebecca Whitney, and Heather Kidwell, and for 2022 were Richard Heppenstall, Indraneel Kanaglekar, Rebecca Whitney, and David Harmon.

(2)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Jamali in the “Total” column of the Summary Compensation Table.
(3)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Jamali, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Jamali during the indicated year. In accordance with the requirements of Item 402(v) of
Regulation S-K,
the following adjustments were made to Mr. Jamali’s total compensation to determine the compensation actually paid in 2024:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($)	Equity Award Adjustments ($) (a)	Compensation Actually Paid to PEO ($)
2024	7,209,869	(6,367,343)	4,704,190	5,546,716

(a)
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant, other than grant date fair v al
ues for stock option grants were determined using a Black-Scholes option-pricing model, while subsequent fair values were determined using a binomial “lattice” model. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted During the Covered Year ($)	Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years that were Unvested at End of the Covered Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year ($)	Change in Fair Value of Awards Granted in Prior Years that Vested in the Covered Year ($)	Fair Value of Awards Granted in Prior Years that Failed to Meet Applicable Vesting Conditions During the Covered Year ($)	Total Equity Award Adjustments ($)
2024	3,784,742	903,851	—	15,597	—	4,704,190

(4)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table.
(5)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the indicated year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group to determine the compensation actually paid in 2
0
24:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($) (a)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,754,693	(1,291,759)	1,021,369	1,484,303

EXECUTIVE COMPENSATION

(a) The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted During the Covered Year ($)	Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years that were Unvested at End of the Covered Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year ($)	Change in Fair Value of Awards Granted in Prior Years that Vested in the Covered Year ($)	Fair Value of Awards Granted in Prior Years that Failed to Meet Applicable Vesting Conditions During the Covered Year ($)	Total Equity Award Adjustments ($)
2024	717,114	327,793	—	(23,538)	—	1,021,369

(6)
TSR, in the case of both the company and the peer group, reflects a fixed investment of $100 measured from March 1, 2022, the date of our spinoff, through and including the end of the fiscal year for each year reported in the table, including reinvestment of any dividends.

(7)	The peer group is the S&P 600 Healthcare Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2024 Annual Report.
(8)
We believe third-party net sales from continuing operations (as reported in our 2024 Annual Report) is the financial performance measure most closely linked to the calculation of compensation actually paid in 2024 (the Company Selected Measure).

Relationship Between Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between compensation actually
paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs, the company’s cumulative TSR over the three most recently completed fiscal years, and the S&P 600 Healthcare Index TSR over the same period.

EXECUTIVE COMPENSATION

Relationship Between Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs, and our Net Income (Loss) during the three most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Third-Party Net
Sales
from Continuing Operations
The following chart sets forth the relationship between compensation actually
paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs, and our Company-Selected Measure during the three most recently completed fiscal years.

EXECUTIVE COMPENSATION

Tabular List of Most Important Company Financial Performance Measures
The most important financial performance measures used to link compensation actually paid to our PEO and Non-PEO NEOs to our performance for 2024 are the following:

•	Third-Party Net Sales from Continuing Operations (the Company-Selected Measure)
•	Adjusted EBITDA from Continuing Operations
•	Stock Price

2024 CEO PAY RATIO
As required by Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of our employees for 2024.
Total Compensation Amounts and Ratio for 2024
For 2024, the ratio of the annual total compensation of Mr. Jamali, our CEO, to the median of the annual total compensation of all employees is 81 to 1. This ratio is based on the following:

●	the annual total compensation of Mr. Jamali for 2024 as reported in the Summary Compensation Table was $7,209,869; and
●	the annual total compensation of the median employee for 2024 was $88,746.
This pay ratio is a reasonable good faith estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay ratios within our industry will also differ and may not be comparable depending on the size, scope, global breadth and structure of the company.
Median Employee Identification and Compensation Calculation
Employee Population

●
Total Global Population. We determined that, as of December 2, 2024, the date we selected to identify the median employee, our employee population consisted of 1,743 individuals (excluding our CEO) working for ZimVie, with approximately 44% of these individuals located in the U.S. and approximately 56% located in 19 other countries around the world.

●	De Minimis Exemption. We chose to exclude 4.7% of our non-U.S. employees (82 individuals in 8 countries, as detailed below) from the determination of our median employee.

● Austria ● Brazil ● Chile ● Israel	4 15 21 13

● Netherlands ● Portugal ● Switzerland ● UK	2 5 7 15

After excluding employees employed in the jurisdictio
n
s set forth above, our adjusted employee population consisted of 1,661 U.S. and non-U.S. employees in the aggregate (excluding our CEO) as of December 2, 2024.

EXECUTIVE COMPENSATION

Consistently Applied Compensation Measure
To identify the median employee, we utilized the consistently applied compensation measure of base salary as of December 2, 2024. The base salary of employees paid in currencies other than U.S. dollars was converted to U.S. dollars using a 12-month average exchange rate as of December 2, 2024 and we annualized the compensation values of individuals that joined our company during 2024.
Annual Total Compensation and Selection of “Median Employee”
After applying our consistently applied compensation measure methodology and exercising the de minimis exemption described above, we then identified the median employee. Once the median employee was identified, we calculated that employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in an annual total compensation in the amount of $88,746.

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024 about our equity compensation plans under which shares of our common stock have been authorized for issuance.

	A	B		C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (#)
Equity compensation plans approved by security holders(1)	3,449,473(2)	27.08	(3)	4,511,377	(4)(5)(6)(7)
Equity compensation plans not approved by security holders	—	—		—
Total	3,449,473	27.08		4,511,377

(1)	Consists of the 2022 Stock Incentive Plan, the Stock Plan for Non-Employee Directors, the Deferred Compensation Plan for Non-Employee Directors, and the Employee Stock Purchase Plan.

(2)

Represents shares which may be issued pursuant to the following outstanding awards: (a) 26,134 DSUs issued pursuant to the terms of the Deferred Compensation Plan for Non-Employee Directors, as described in footnote (6) below; (b) 1,703,796 RSUs issued pursuant to the terms of the 2022 Stock Incentive Plan and the Stock Plan for Non-Employee Directors; and (c) 1,719,363 shares subject to stock options issued pursuant to the terms of the 2022 Stock Incentive Plan.

(3)

Represents the weighted average exercise price of outstanding options. Does not take into consideration outstanding DSUs or RSUs, which, once vested, are converted into shares of our common stock on a one-for-one upon distribution basis at no additional cost.

(4)

The 2022 Stock Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, RSUs, performance units and performance shares to employees and others providing services. The maximum aggregate number of shares of our common stock that may be issued under the 2022 Stock Incentive Plan is 6,000,000, excluding shares subject to issuance pursuant to awards of Zimmer Biomet stock options, RSUs or PRSUs that were converted to ZimVie stock options or RSUs in connection with the spinoff, which converted awards are included in Column A, to the extent they were still outstanding as of December 31, 2024. As of December 31, 2024, 3,735,794 shares remained available for future issuance under the 2022 Stock Incentive Plan.

(5)

The Stock Plan for Non-Employee Directors provides for the grant of stock options, restricted stock and RSUs. A maximum of 400,000 shares may be issued pursuant to awards under the plan. As of December 31, 2024, 204,090 shares remained available for future issuance under the Stock Plan for Non-Employee Directors.

(6)

The Deferred Compensation Plan for Non-Employee Directors provides for the deferral of certain compensation payable to our non-employee directors in the form of DSUs. When amounts are deferred, a director’s deferred compensation account is credited with that number of DSUs equal to the deferral amount divided by the fair market value of a share of our common stock. Such DSUs are payable in shares of our common stock after cessation of the individual’s service as a director. A maximum of 200,000 shares may be issued under the plan. As of December 31, 2024, 173,686 shares remained available for future issuance under the Deferred Compensation Plan for Non-Employee Directors.

(7)	Includes 397,807 shares available for purchase under the Employee Stock Purchase Plan as of December 31, 2024.

OWNERSHIP OF OUR STOCK

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 10, 2025, by each non-employee director, each of the NEOs, and all current directors and executive officers as a group.

Beneficial Owner	Common Stock Beneficially Owned(1)
	Total Shares Owned(2)	Shares Acquirable in 60 Days(3)	Deferred Share Units(3)	Percent of Class(4)
(a)	(b)	(c)	(d)	(e)
Non-Employee Directors
Vinit Asar	4,252	–	4,252	*
Sally Crawford	46,383	–	6,256	*
David King	3,299	–	3,295	*
Richard Kuntz, M.D., M.Sc.	6,259	–	6,256	*
Karen Matusinec	6,256	–	6,256	*
Named Executive Officers
Vafa Jamali	988,394	640,325	–	3.43%
Richard Heppenstall	200,100	90,194	–	*
Heather Kidwell	169,254	91,437	–	*
Indraneel Kanaglekar	133,993	80,720	–	*
All current directors and executive officers as a group (9 persons)	1,558,187	902,676	26,315	5.41%
*	Less than 1.0%

(1)

Unless otherwise noted, shares are owned directly or indirectly with sole voting and dispositive power. None of the shares owned by our current directors and executive officers have been pledged as security.

(2)	Includes shares owned directly and indirectly, shares acquirable within 60 days after March 10, 2025 (column (c)), and DSUs (column (d)).

(3)

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the disposition of the stock. A person is also considered the beneficial owner of shares as to which the person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, column (c) includes exercisable stock options, stock options that become exercisable within 60 days after March 10, 2025, shares underlying RSUs that will settle within 60 days after March 10, 2025, and vested RSUs held by directors that would be settled in shares of our common stock within 60 days after March 10, 2025 at the discretion of the director (e.g., upon retirement). Similarly, column (d) includes DSUs held by directors that would be settled in shares of our common stock within 60 days after March 10, 2025 at the discretion of the director. The table does not include stock options or RSUs held by executive officers that vest more than 60 days after March 10, 2025 or vested RSUs held by directors that are subject to mandatory deferral of settlement until May 2026 or later. It also does not include the following DSUs held by directors that will be settled in cash following the director’s termination of service from the Board: Mr.Asar – 3,538, Mr.King – 35,588, and Dr. Kuntz – 3,151.

(4)	Based on 27,847,289 shares outstanding as of March 10, 2025, plus shares acquirable within 60 days of March 10, 2025, as described in footnote (3) above.

OWNERSHIP OF OUR STOCK

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than 5% of our common stock as of March 10, 2025. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power.

Name and Address of Beneficial Owner	Total Number of Shares Owned	Percent of Class(1)

Camber Capital Management LP(2) Stephen DuBois 101 Huntington Avenue Suite 2101 Boston, MA 02199	2,725,000	9.79%
Eversept Partners, L.P. (3) Eversept 1 LLC Kamran Moghtaderi 444 Madison Avenue, 22nd Floor New York, NY 10022	2,070,780	7.44%
BlackRock, Inc.(4) 50 Hudson Yards New York, NY 10001	1,803,707	6.48%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	1,761,565	6.33%
J. Goldman & Co. L.P. (6) J. Goldman Capital Management, Inc. Jay G. Goldman 510 Madison Avenue, 26th Floor New York, NY 10022	1,425,810	5.12%

(1)	Based on 27,847,289 shares outstanding as of March 10, 2025.

(2)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 10, 2025, based solely on information provided by Camber Capital Management LP and Stephen DuBois in a Schedule 13G/A filed with the SEC on February 14, 2025. The reporting persons possess shared power to vote or to direct the vote of 2,725,000 shares and shared power to dispose or to direct the disposition of 2,725,000 shares.

(3)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 10, 2025, based solely on information provided by Eversept Partners, L.P., Eversept 1 LLC, and Mr. Kamran Moghtaderi in a Schedule 13G filed with the SEC on November 14, 2024. The reporting persons possess sole power to vote or to direct the vote of 1,928,493 shares, shared power to vote or to direct the vote of 142,287 shares, sole power to dispose or to direct the disposition of 1,928,493 shares and shared power to dispose or to direct the disposition of 142,287 shares.

(4)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 10, 2025, based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on January 26, 2024. BlackRock, Inc. possesses sole power to vote or to direct the vote of 1,763,541 shares and sole power to dispose or to direct the disposition of 1,803,707 shares.

(5)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 10, 2025, based solely on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group possesses shared power to vote or to direct the vote of 24,421 shares, sole power to dispose or to direct the disposition of 1,726,293 shares, and shared power to dispose or to direct the disposition of 35,272 shares.

(6)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 10, 2025, based solely on information provided by J. Goldman & Co. L.P., J. Goldman Capital Management, Inc., and Mr. Jay G. Goldman in a Schedule 13G filed with the SEC on February 14, 2025. The reporting persons possess shared power to vote or to direct the vote of 1,425,810 shares and shared power to dispose or to direct the disposition of 1,425,810 shares.

ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE

ANNUAL MEETING AND VOTING

1. Why am I receiving these materials?

We have made this proxy statement available to you on the Internet or, upon your request, have delivered a printed version of this proxy statement to you by mail, in connection with the solicitation of proxies by our Board of Directors for use at our 2025 annual meeting of shareholders to be held on Wednesday, May 7, 2025 at 8:00 a.m. Central Time, and at any postponement(s) or adjournment(s) thereof. You are receiving this proxy statement because you owned shares of ZimVie common stock at the close of business on March 10, 2025, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

2. What am I voting on?

There are three proposals scheduled to be voted on at the annual meeting:

●	Election of one Class III director (Proposal 1);
●	Ratification of the appointment of PwC as our independent registered public accounting firm for 2025 (Proposal 2); and
●	Advisory Say on Pay proposal (Proposal 3).

3. How does the Board recommend that I vote?

The Board recommends that you vote your shares:

●	“FOR” the election of the nominee to the Board (Proposal 1);
●	“FOR” ratification of the appointment of PwC as our independent registered public accounting firm for 2025 (Proposal 2); and
●	“FOR” the Say on Pay proposal (Proposal 3).

4. How many votes do I have?

You will have one vote for every share of ZimVie common stock that you owned at the close of business on March 10, 2025.

5. How many shares are entitled to vote?

There were 27,847,289 shares of ZimVie common stock outstanding as of March 10, 2025 and entitled to vote. Each share is entitled to one vote.

6. What is the quorum requirement for the annual meeting?

The holders of a majority of the outstanding shares entitled to vote at the meeting must be present or represented by proxy at the meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you attend and vote during the meeting or have voted before the meeting via the Internet, by telephone, or by properly submitting a proxy card or vote instruction form by mail. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

7. What is the voting requirement to approve each of the proposals?

The voting requirement for each of the proposals is as follows:

●

Election of director. The nominee for director must receive a majority of the votes cast in person or by proxy with respect to his election in order to be elected as a director. This means that the number of shares voted “for” the nominee must exceed the number of votes “against” the nominee.

●

Ratification of the appointment of PwC. The affirmative vote of a majority of the shares present in person or by proxy is required to ratify the appointment of PwC as our independent registered public accounting firm.

●

Say on Pay. The affirmative vote of a majority of the shares present in person or by proxy is required to approve the non-binding proposal concerning the compensation of our NEOs as disclosed in this proxy statement.

ADDITIONAL INFORMATION

8. What if I vote “abstain”?

A vote to “abstain” on the election of director (Proposal 1) will have no effect on the outcome of that proposal. A vote to “abstain” on Proposals 2 and 3 will have the effect of a vote against those proposals.

9. Why did I receive a notice in the mail instead of a full set of proxy materials?

As allowed by SEC rules, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice provides instructions on how to access the proxy materials over the Internet or to request a printed copy. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

10. What is the difference between a shareholder of record and a beneficial owner?

The difference is as follows:

●

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the shareholder of record with respect to those shares, and the Notice or proxy materials were sent directly to you. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

●

Beneficial Owner. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other nominee, then you are the beneficial owner of shares held in “street name,” and the Notice or proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct the record holder on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

11. If I am a shareholder of record, how do I vote?

There are four ways to vote:

●	In person. You may vote in person at the annual meeting. We will give you a ballot when you arrive.
●	Via the Internet before the meeting. You may vote by proxy via the Internet by following the instructions provided in the Notice or the proxy card.
●	By Telephone before the meeting. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.
●	By Mail before the meeting. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

12. If I am a beneficial owner, how do I vote?

There are four ways to vote:

●

In person. If you wish to vote in person at the annual meeting, you must obtain a legal proxy from the record holder of your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

●	Via the Internet before the meeting. You may vote by proxy via the Internet by following the instructions provided in the Notice or vote instruction form.
●	By Telephone before the meeting. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the vote instruction form.
●	By Mail before the meeting. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

13. Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, except:

●	as necessary to meet applicable legal requirements;
●	to allow for the tabulation and certification of votes; and

ADDITIONAL INFORMATION

●	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

14. Can I change my vote?

Yes. At any time before your proxy is voted, you may change your vote by:

●	revoking it by written notice to our Corporate Secretary at ZimVie Inc., 4555 Riverside Drive, Palm Beach Gardens, Florida 33410;
●	delivering a later-dated proxy (including a telephone or Internet vote) by the applicable deadline; or
●	voting during the meeting.

15. How are proxies voted?

All shares represented by valid proxies received prior to the annual meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

16. What happens if the nominee for director declines the nomination or is unable to serve?

If that happens, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy, or, if no substitute has been nominated, the Board may leave a vacancy on the Board or reduce its size. The Board has no reason to believe that the nominee will be unable or decline to serve if elected.

17. What happens if I do not give specific voting instructions?

It depends on how your shares are held:

●

Shareholders of Record. In the following situations, the proxy holders will vote your shares in the manner recommended by the Board on proposals presented in this proxy statement and as the proxy holders may determine in their judgment and discretion with respect to any other matters properly presented for a vote at the annual meeting:

o	if, when voting online at www.ProxyVote.com or via mobile.proxyvote.com, you select the “Submit” button without voting on each item individually;
o	if, when voting via the telephone, you elect not to vote on matters individually; and
o	if you sign and return a proxy card without giving specific voting instructions.

●

Beneficial Owners. If you do not provide the record holder of your shares with specific voting instructions, your record holder may vote on the ratification of the appointment of PwC as our independent registered public accounting firm for 2025 (Proposal 2). However, your record holder cannot vote your shares without specific instructions on the other matters – the election of director (Proposal 1) and the Say on Pay proposal (Proposal 3). If your record holder does not receive instructions from you on how to vote your shares on Proposals 1 or 3, your record holder will inform the inspector of election that it does not have the authority to vote on those proposals with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes will not be counted in determining the outcome of the vote for any of the proposals.

18. Who will serve as the inspector of election?

A representative from Broadridge Financial Solutions will serve as the independent inspector of election.

19. How can I find out the results of the annual meeting?

Preliminary voting results will be announced at the meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

20. Who is paying for the cost of this proxy solicitation?

We are paying the costs of the solicitation of proxies. We must pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

●	forwarding the Notice to beneficial owners;
●	forwarding printed proxy materials by mail to beneficial owners who specifically request them; and
●	obtaining beneficial owners’ voting instructions.

ADDITIONAL INFORMATION

In addition to soliciting proxies by mail, certain of our directors, officers and employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

21. Are there any requirements for attending the annual meeting?

Attendance at the annual meeting is limited to shareholders. Registration will begin at 7:30 a.m. Central Time on the date of the meeting, and each shareholder may be asked to present valid picture identification such as a driver’s license or a passport and proof of stock ownership as of March 10, 2025. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting room.

22. Is there a list of shareholders entitled to vote at the annual meeting?

A list of shareholders entitled to vote will be available for ten (10) days prior to the meeting, between the hours of 9 a.m. and 5 p.m. Eastern Time, at our offices at 4555 Riverside Drive, Palm Beach Gardens, Florida 33410. If you would like to view the shareholder list, please contact our Corporate Secretary to schedule an appointment.

23. What is “householding”?

“Householding” is a procedure under which we are delivering a single copy of this proxy statement and our 2024 Annual Report to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing and mailing costs. Upon request, we will deliver promptly a separate copy of this proxy statement and our 2024 Annual Report to any shareholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy of this proxy statement or the 2024 Annual Report, or to notify us that you wish to receive separate copies in the future, or a single copy if you are currently receiving multiple copies, please contact our Corporate Secretary at ZimVie Inc., 4555 Riverside Drive, Palm Beach Gardens, Florida 33410 or by telephone at 1-800-342-5454. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

24. What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2026 annual meeting of shareholders?

It depends on whether the information is to be included in our proxy materials:

●	Requirements for Shareholder Proposals to Be Considered for Inclusion in our Proxy Materials.
o

Shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2026 annual meeting of shareholders must be delivered to our Corporate Secretary no later than November 25, 2025.

o	In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials.
●	Notice Requirements for Director Nominees or Shareholder Proposals to Be Brought Before the 2026 Annual Meeting of Shareholders.
o

Notice of any director nomination or other proposal that a shareholder intends to present at the 2026 annual meeting of shareholders, but does not intend to have included in our proxy statement and form of proxy relating to the 2026 annual meeting of shareholders, must be delivered to our Corporate Secretary not earlier than the close of business on January 7, 2026 and not later than the close of business on February 6, 2026.

o	In addition, the notice must set forth the information required by our amended and restated bylaws with respect to each director nomination or other proposal.
●	Notice Requirements under Universal Proxy Rules.
o

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2026.

●	General Information about Shareholder Proposals and Nominations.
o	A copy of our amended and restated bylaws may be obtained by contacting our Corporate Secretary.
o	The mailing address of our Corporate Secretary is 4555 Riverside Drive, Palm Beach Gardens, Florida 33410.

ADDITIONAL INFORMATION

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent (10%) of our common stock to file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written information given to us by our directors and executive officers, we believe that all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements during the year ended December 31, 2024.

OTHER MATTERS

We do not know of any other matters that will be considered at the annual meeting. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in their judgment and discretion.

ANNUAL REPORT AND FORM 10-K

Our 2024 Annual Report, containing our 2024 Form 10-K, which includes our consolidated financial statements for the year ended December 31, 2024, accompanies this proxy statement but is not a part of our soliciting materials. We will provide, without charge, a copy of our 2024 Form 10-K to any shareholder upon written request to our Corporate Secretary at 4555 Riverside Drive, Palm Beach Gardens, Florida 33410.

INCORPORATION BY REFERENCE

The statements in sections of this proxy statement titled “Audit Committee Matters – Audit Committee Report,” “Executive Compensation – Compensation Committee Report” and “Pay Versus Performance” do not constitute soliciting material and should not be deemed filed with the SEC or incorporated by reference into any other filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate them by reference into such filing.

The information on our website, www.zimvie.com, is not, and should not be deemed to be, a part of this proxy statement, or incorporated into any other filings we make with the SEC.

APPENDIX A

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Presented below are reconciliations of non-GAAP financial measures discussed in the Executive Compensation section of this proxy statement to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

The following is a reconciliation of reported third-party net sales from continuing operations prepared in accordance with GAAP to constant currency third-party net sales from continuing operations (i.e., adjusted to eliminate the effect on net sales of foreign currency fluctuations) as used in our EAIP.

RECONCILIATION OF REPORTED THIRD-PARTY NET SALES FROM CONTINUING OPERATIONS TO CONSTANT CURRENCY THIRD-PARTY NET SALES FROM CONTINUING OPERATIONS

(in millions, unaudited)

	For the Twelve Months Ended December 31, 2024
	As Reported ($)	Foreign Exchange Impact ($)	As Adjusted ($)
Third Party Net Sales from Continuing Operations	449.7	(0.8)	448.9

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APPENDIX A

The following is a reconciliation of net loss from continuing operations prepared in accordance with GAAP to constant currency adjusted EBITDA from continuing operations for purposes of our EAIP for 2024.

RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO CONSTANT CURRENCY ADJUSTED EBITDA FROM CONTINUING OPERATIONS FOR PURPOSES OF OUR EAIP

(in thousands, unaudited)

For the Twelve Months Ended December 31, 2024
($)
Net Sales
Total third-party sales	449,749
Related party sales	–
Total Net Sales	449,749
Net Loss	(33,830)
Interest expense, net	11,837
Income tax provision	10,237)
Depreciation and amortization	33,168
EBITDA	21,412
Share-based compensation	15,879
Restructuring and other cost reduction initiatives[1]	5,681
Acquisition, integration, divestiture and related[2]	12,882
European Union medical device regulation (“EU MDR”)[3]	1,884
Litigation settlement[4]	1,095
Other charges[5]	1,144
Adjusted EBITDA	59,977
Total company bonus expense prior to application of negative discretion[6]	6,802
Foreign exchange impact[7]	(763)
Constant Currency Adjusted EBITDA from Continuing Operations for EAIP	66,016

[1]   Restructuring activities to better position our organization for future success based on the current business environment and sale of the spine business, primarily related to employee termination benefits and professional fees.

[2]   Acquisition, integration, divestiture, and related expenses for the year ended December 31, 2024 include the write-off of software costs incurred prior to the separation that were determined in the fourth quarter of 2024 to be unusable for ZimVie’s current enterprise resource planning software system plans ($4.9 million) and professional services fees ($2.4 million) related to the evaluation of strategic alternatives for our portfolio, as well as professional services fees ($3.9 million) and stranded costs ($1.5 million) related to the sale of the spine segment.

[3]   Expenses incurred for initial compliance with the EU MDR for previously-approved products.

[4]   Legal expenses associated with the defense of claims that are outside the ordinary course of business.

[5]   Inventory write-offs resulting from restructuring activities and property, plant, and equipment step-up amortization from prior acquisitions.

[6]   2024 bonus expense added back to adjusted EBITDA for purposes of bonus achievement to be consistent with bonus targets. Following the application of negative discretion as discussed in “Compensation Discussion and Analysis – Cash Incentives – Executive Annual Incentive Plan”, total company bonus expense was $4.542 million.

[7]   Impact of foreign exchange on adjusted EBITDA.

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ZIMVIE INC. 4555 RIVERSIDE DRIVE PALM BEACH GARDENS, FL 33410

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 6, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 6, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64313-P24711 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ZIMVIE INC.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors.
Nominee:	For	Against	Abstain

1a. Vafa Jamali

	The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain

2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.

3. Approve, on a non-binding advisory basis, named executive officer compensation (“Say on Pay”).

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V64314-P24711

ZIMVIE INC.

Annual Meeting of Shareholders

May 7, 2025 8:00 AM CDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Vafa Jamali, Rich Heppenstall and Heather Kidwell, or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ZIMVIE INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, CDT on May 7, 2025,at the Grand Hyatt DFW, 2337 South International Parkway, Dallas, Texas 75261, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side